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Pricing Supplement to Prospectus Supplement dated July 20, 1993 and Prospectus dated July 15, 1993.

Filed pursuant to rule 424(b)(3)
Registration No. 333-063728

$42,740,000

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

95% Principal Protected Zero-Coupon GSNE-ER Indexed Notes
Due August 6, 2007

        Your notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). Your return on the notes at maturity is linked to the performance of the Goldman Sachs Non-Energy—Excess Return Index, which we refer to as the GSNE-ER. No matter how this index performs, you will, when the notes mature on August 6, 2007, receive at least 95% of the face amount of the notes. You will not receive any interest or other payment with respect to the notes prior to the maturity date.

        On the maturity date, we will pay you an amount in cash equal to 95% of the face amount of your notes plus the supplemental payment amount, which will be based on the change in the GSNE-ER Index over the term of the notes. We will determine the supplemental payment amount as follows:

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  First, we will determine the return on the index on the determination date by calculating the percentage increase or decrease in its level, if any, from the initial level of 219.60.

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  Second, we will multiply this return by 1.12, and multiply the resultant product by the face amount of the notes, to arrive at the supplemental payment amount.

        The effect of these calculations is as follows:

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  If the return we determine (as shown above) on the GSNE-ER is less than or equal to zero, you will receive 95% of the original face amount of the notes you hold; or

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  If the return we calculate is greater than zero, you will receive 95% of the original face amount of the notes you hold plus 1.12% of the original face amount of the notes you hold for each 1% return on the GSNE-ER. The final index level will have to be 4.46% more than the initial index level for the payment at maturity to be 100% of the face amount of your notes.

        Assuming no changes in market conditions or other relevant factors, the value of your notes on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. See "Risk Factors" beginning on page P-3 to read about factors you should consider before buying the notes.

        You should be prepared to lose up to 5% of your principal investment in the notes and potentially more if you buy the notes in the secondary market at a price above the initial public offering price or sell the notes in the secondary market before their maturity.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100.00%	U.S.$	42,740,000
Underwriting discount	0.25%	U.S.$	106,850
Proceeds, before expenses, to the Company	99.75%	U.S.$	42,633,150

        Goldman, Sachs & Co. expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on February 6, 2004.

Goldman, Sachs & Co.

Pricing Supplement dated January 22, 2004.

        This pricing supplement should be read together with the accompanying prospectus, dated July 15, 1993 and the prospectus supplement dated July 20, 1993 (we refer to the prospectus and prospectus supplement collectively as the "prospectus"), of AB Svensk Exportkredit and all documents incorporated by reference in the prospectus. The prospectus contains information regarding AB Svensk Exportkredit and other matters. For additional information regarding us and the other securities we may offer from time to time pursuant to the prospectus, we refer you to registration statement no. 33-63728 on file with the SEC.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them. This means:

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  incorporated documents are considered part of this pricing supplement;

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  we can disclose important information to you by referring you to those documents;

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  information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this pricing supplement; and

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  information that we file with the SEC that we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

        We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

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  our annual report on Form 20-F for the fiscal year ended December 31, 2002, which was filed with the SEC on April 7, 2003; and

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  our reports on Form 6-K, which were filed with the SEC on October 1, 2003 and October 30, 2003.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this pricing supplement but before the end of the notes offering:

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  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this pricing supplement; and

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  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

        You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

    AB Svensk Exportkredit
    (Swedish Export Credit Corporation)
    Västra Trädgårdsgatan 11B
    10327 Stockholm, Sweden
    Tel: 011-46-8-613-8300

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PRICING SUPPLEMENT SUMMARY

        The following summary describes the general terms of the notes we are offering. You should read the summary together with the more detailed information contained in this pricing supplement and in the accompanying prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors" before you decide to invest in the notes.

Face Amount:	$42,740,000.

Issue Price:	100.00% of the Face Amount.

Pricing Date:	January 22, 2004.

Issue Date:	February 6, 2004.

Maturity Date:	August 6, 2007. In the event that a Market Disruption Event (as described on page P-10) that occurred on the Determination Date is continuing on the stated Maturity Date, maturity will be delayed such that the Maturity Date shall be the third Business Day following the day on which a settlement price has been obtained or a price has otherwise been determined for each contract in the Index.

Index:	The Goldman Sachs Non-Energy—Excess Return Index, which we refer to as the GSNE-ER. The GSNE-ER reflects the excess returns that are potentially available through an unleveraged investment in the contracts included in the Goldman Sachs Commodity Index (which we refer to as the GSCI) excluding all contracts on energy-related commodities. The GSNE, a sub-index of the GSCI, is an index on a production-weighted basket of principal non-financial, non-energy, physical commodities that satisfy specified criteria. The GSNE is designed to be a measure of the performance over time of the markets for these commodities.

Indexed Principal Amount:	On the Maturity Date, we will pay the holder of each note cash equal to the sum of (i) 95% of the outstanding Face Amount of such note and (ii) the Supplemental Payment Amount.

Minimum Indexed Principal Amount:	95% of the Face Amount.

Supplemental Payment Amount:	As of the Determination Date, the Calculation Agent will determine the supplemental payment amount you will be entitled to receive in accordance with the following formula:

Supplemental Payment Amount = Face Amount ×
[	1.12 x	(	Final Index Level – Initial Index Level Initial Index Level	)	]

Initial Index Level:	219.60.

Final Index Level:	The closing price of the Index as determined on the Determination Date, as quoted on Reuters Page GSCN (or any replacement page) or, if no such quote is available, as quoted by another publicly available source selected by the Calculation

Agent in its reasonable judgment or, if no such other source is available, as calculated by the Calculation Agent in good faith, subject, in each case, to a Market Disruption Event (as described below).

Determination Date:	Five GSCI Business Days prior to the stated Maturity Date, unless such day is not a Trading Day, in which case the Determination Date shall be the next day that is a Trading Day, subject, in each case, to a Market Disruption Event (as described below).

Business Day:	When we refer to a Business Day with respect to your notes, we mean any day other than a Saturday or Sunday on which commercial banks in New York City and London are open for business.

GSCI Business Day:	When we refer to a GSCI Business Day with respect to your notes, we mean any day on which the offices of Goldman, Sachs & Co. in New York City are open for business.

Trading Day:	When we refer to a Trading Day with respect to your notes, we mean any day on which (i) the offices of Goldman, Sachs & Co. in New York City are open for business and (ii) the trading facilities for all contracts on commodities underlying the GSNE are open for trading.

Interest Rate:	The notes do not bear interest.

Form:	Book-entry only. Except as described herein, notes in definitive form will not be issued.

Denomination:	The notes will be issued in minimum denominations of $10,000.

Early Redemption:	The notes cannot be redeemed prior to maturity other than for certain tax reasons.

Market Disruption Events:	The amount and the timing of the determination of the Supplemental Payment Amount may be affected by a trading facility or other pricing source for a contract included in the Index quoting a "limit price" for that contract or being unable to report a daily contract reference price for that contract. See "Description of the Notes—Market Disruption Events".

Tax Call:	We may redeem the notes prior to maturity should certain tax laws of Sweden or one of its political subdivisions or taxing authorities change that would cause us to pay additional amounts. If we decide to call the notes for tax reasons, the redemption price will be the Indexed Principal Amount, with the Supplemental Payment Amount calculated as if the redemption date were the Maturity Date. We will provide at least 30 but not more than 60 days' notice prior to a redemption.

Calculation Agent:	Goldman, Sachs & Co.

CUSIP Number:	87030A CH 9

RISK FACTORS

        Unlike ordinary debt securities, the return on the notes depends on changes in values of a commodity index. As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the price of the commodities that make up the GSNE and other events that are difficult to predict and beyond our control. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the commodities comprising the GSNE. You should carefully consider the following risks before investing in the notes.

Assuming no changes in market conditions or any other relevant factors, the value of your notes on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price.

        The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

        If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "The market value of your notes may be influenced by many factors that are unpredictable, including volatile commodities prices" below.

        Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

        There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See "Secondary trading in the notes may be limited" below.

You may lose part of your investment in the notes.

        The indexed principal amount you receive, which depends on the value of the GSNE-ER, may be less than the face amount of the notes you purchase, and you may lose as much as 5% of your investment if you buy notes at the initial public offering price and hold them until maturity. (You may lose more if you buy the notes in the secondary market at a price above the initial public offering price or sell the notes in the secondary market before their maturity.) The notes are designed to have an indexed principal amount equal to or higher than the initial face amount only if the return calculated as we describe it in this pricing supplement is equal to or exceeds 4.46%. Accordingly, you will bear this loss of up to 5% of your principal if the return (so calculated) is any less than 4.46%.

        Even if the indexed principal amount is greater than the face amount, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, your return at maturity may be less than the amount you would have received had you held an ordinary debt security.

The notes do not bear periodic interest.

        You will not receive any periodic interest payments on your notes. Even if the amount payable on your notes on the maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a debt security that bears interest at a prevailing market rate. Moreover, under applicable United States tax law as described under "United States Federal Income Tax Considerations", you will have to pay tax on deemed interest amounts even though your notes do not bear periodic interest.

Past index performance is no guide to future performance.

        The actual performance of the GSNE-ER over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical levels of the GSNE-ER or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the index.

The formula for determining the supplemental payment amount does not take into account all developments in the GSNE-ER.

        Changes in index levels during the term of the notes before the determination date will not be reflected in the calculation of the redemption amount payable, if any, at maturity. The calculation agent will calculate the redemption amount by comparing only the Initial Index Level and the index level on the determination date. No other index levels will be taken into account. As a result, you may lose part of your investment even if the index has risen at certain times during the term of the notes.

The market value of your notes may be influenced by many factors that are unpredictable, including volatile commodities prices.

        The market value of your notes will be affected by many factors that are beyond our control and are unpredictable. Moreover, these factors interrelate in complex ways, and the effect of one factor on the market value of your notes may offset or enhance the effect of another factor. The following paragraphs describe the expected impact on the market value of your notes given a change in a specific factor, assuming all other conditions remain constant.

        Commodity prices may change unpredictably, affecting the value of your notes in unforeseeable ways.

        Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the level of the GSNE-ER and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the index, and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

        The GSNE may be more volatile and susceptible to price fluctuations in the underlying commodities than a broader commodities index, such as the GSCI.

        In contrast to the GSCI, which includes contracts on energy commodities as well as those included in the GSNE, the GSNE is comprised of contracts on only a portion of the physical commodities that are actively traded. As a result, price volatility in the contracts included in the GSNE will likely have a greater impact on the GSNE than it would on the GSCI, and the GSNE will be more susceptible to fluctuations and declines in value of the commodities included in the GSNE. In addition, because the GSNE omits the principal market sector comprising the GSCI, it may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

        The index level will affect the market value of your notes, but the market value of your notes may not change in the same manner as the level of the index.

        We expect that the market value of your notes at any particular time will depend substantially on the amount, if any, by which the level of the index at that time has risen above or has fallen below the initial index level.

        However, your notes may trade quite differently from the performance of the index. For the reasons described under "The formula for determining the supplemental payment amount does not take into account all developments in the GSNE-ER" and other market-related reasons, such as those described below, changes in the level of the index may not result in comparable changes in the market value of your notes. If you sell notes prior to maturity, you may receive substantially less than the amount that would be payable if the supplemental payment amount formula were applied as if your date of sale were the maturity date because of an expectation that the index level will continue to fluctuate, or exhibit volatility, until the final index level is determined. If you sell your notes at a time when the level of the index has generally trended below, or not sufficiently above, the initial index level, you may receive less than the face amount of your notes. Political, economic and other developments that affect the commodities underlying the index may also affect the level of the index and, indirectly, the market value of your notes.

  Changes in interest rates are likely to affect the market value of your notes.

        We expect that the market value of your notes, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your notes and a traditional debt security in different degrees. In general, if interest rates increase, we expect that the market value of your notes will decrease and, conversely, if interest rates decrease, we expect that the market value of your notes will increase.

        Changes in the volatility of the index are likely to affect the market value of your notes.

        The volatility of the index refers to the size and frequency of the changes in the index level. In general, if the volatility of the index increases, we expect that the market value of your notes will increase and, conversely, if the volatility of the index decreases, we expect that the market value of your notes will decrease.

        The time remaining to maturity is likely to affect the market value of your notes.

        Prior to the maturity date, the market value of your note may be higher than one would expect if that value were based solely on the level of the index and the level of interest rates. This difference would reflect a "time premium" due to expectations concerning the level of the index and interest rates during the time remaining to the stated maturity date. However, as the time remaining to the stated maturity date decreases, we expect that this time premium will decrease, lowering the market value of your note.

  Any decline in our credit ratings may affect the market value of your notes.

        Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

Trading and other transactions by Goldman, Sachs & Co. in the contracts and the underlying commodities included in the GSNE may adversely affect the value of your notes.

        The Goldman Sachs Non-Energy Index, or GSNE, on which the GSNE-ER is based, is comprised of numerous commodity contracts as described in "The GSNE-ER—Composition of the GSNE". The GSNE is a sub-index of the GSCI. Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the GSNE, over-the-counter contracts on these commodities, the underlying commodities included in the GSNE and other instruments and derivative products based on the GSCI, GSNE and the GSNE-ER. Trading in the futures contracts and commodities included in the GSNE, and in related over-the-counter products, by Goldman, Sachs & Co. and its affiliates and unaffiliated third parties could adversely affect the value of the GSNE-ER, which could in turn affect the return on and the value of your notes.

        In addition, we have hedged our obligation under the notes by entering into a swap transaction with an affiliate of Goldman, Sachs & Co., which will be obligated to pay to us on the maturity date any excess of the indexed principal amount that we have to pay under the notes over the aggregate principal amount of the notes. That affiliate will most likely directly or indirectly hedge its obligations through transactions in the futures and options markets. Goldman, Sachs & Co. and its affiliates may also issue or underwrite financial instruments with returns indexed to the GSNE or the GSNE-ER or to the GSCI. Goldman, Sachs & Co. has licensed and may continue to license the GSCI, GSNE and the GSNE-ER for use by unaffiliated trading advisors, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for various other purposes.

There may be conflicts of interest between you and Goldman, Sachs & Co.

        Certain activities conducted by Goldman, Sachs & Co. and its affiliates may conflict with your interests as a holder of the notes. For example, as described above, we have hedged our obligation under the notes with an affiliate of Goldman, Sachs & Co. It is possible that affiliates of Goldman, Sachs & Co. could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

        Goldman, Sachs & Co. and its affiliates may also engage in trading for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers relating to one or more of the underlying commodities included in the GSNE. Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the level of the GSNE—directly or indirectly by affecting the price of the underlying commodities—and, therefore, the value of the GSNE-ER, the market value of your notes and the amount we will pay on your notes at maturity.

        We may also issue, and Goldman, Sachs & Co. and its affiliates may also issue or underwrite, other securities or financial or derivative instruments indexed to the GSNE-ER, which would compete with the notes. By introducing competing products into the marketplace in this manner, we or Goldman, Sachs & Co. and its affiliates could adversely affect the market value of your notes and the amount we pay on your notes at maturity. To the extent that Goldman, Sachs & Co. or its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a holder of the notes.

As calculation agent, Goldman, Sachs & Co. will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

        As calculation agent for your notes, Goldman, Sachs & Co. will have discretion in making various determinations that affect your notes, including the final index level, the supplemental payment amount payable on any early redemption for tax reasons and on any acceleration, and in some cases when a market disruption event is occurring, daily contract reference prices for commodities on the GSNE. We will use these determinations to calculate how much cash we must pay at maturity or upon any early redemption. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described above under "There may be conflicts of interest between you and Goldman, Sachs & Co."

Suspensions or disruptions of market trading in the commodity and related futures may adversely affect the value of your notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price". Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the GSNE and the GSNE-ER and, therefore, the value of your notes.

        In making its calculations of the GSNE and the GSNE-ER as published on Reuters page GSCN, if the relevant trading facility does not publish a settlement price as scheduled, or publishes a settlement price that, in the reasonable judgment of Goldman, Sachs & Co., is manifestly incorrect, Goldman, Sachs & Co. may determine the settlement price in its reasonable judgment. In addition, if any day on which

Goldman, Sachs & Co. calculates the GSNE is a day on which a relevant trading facility for a contract on a commodity that underlies the GSNE is not open, then Goldman, Sachs & Co. will use the settlement price for such contract as of the last day on which such trading facility was open. Under the circumstances described above, the value of the GSNE, GSNE-ER and the value of your notes may be adversely affected.

        For purposes of determining the indexed principal amount due on your notes, the calculation agent will also determine the value of the GSNE on the determination date using the actual settlement prices on the determination date for those contracts underlying the GSNE-ER. However, if one or more of such contracts is affected by a market disruption event on that determination date, then the daily contract reference price to be used by the calculation agent for purposes of determining the level of the GSNE-ER on that determination date for purposes of the notes will be the price on the first day on which that contract is no longer affected by a market disruption event. If one or more contracts continue to be affected by a market disruption event for each day from that determination date until the fifth GSCI Business Day after that determination date, then the calculation agent will determine the daily contract reference price as of that determination date for those contracts in a commercially reasonable manner. This methodology differs from that for the GSNE, which, as described above, is calculated using the daily contract reference price on each day on which a price is available, regardless of whether a market disruption event exists. As a result, if a market disruption event occurs, the closing level the calculation agent uses in determining the final index level and therefore the supplemental payment amount may not reflect the actual value of the GSNE as disseminated by Goldman, Sachs & Co. and reported on Reuters page GSCN. Upon request, the calculation agent will provide any investor with a written statement showing how the indexed principal amount per U.S. $10,000 of the face amount of the notes was calculated, including the basis for its determination of settlement prices and daily contract reference prices used to determine the final index level with respect to the determination date.

The GSNE may in the future include contracts that are not traded on regulated futures exchanges.

        The GSNE was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as "designated contract markets"). At present, the GSNE continues to be comprised exclusively of regulated futures contracts. As described below, however, the GSNE may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1922, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the GSNE may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the GSNE relative to their current prices may decrease the indexed principal amount.

        As the contracts that underlie the GSNE come to expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as "rolling". If the market for these contracts is (putting aside other considerations) in "backwardation", where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield". While many of the contracts included in the GSNE have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the GSNE, such as gold, have historically traded in "contango" markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the GSNE and accordingly, decrease the value of the indexed principal amount.

Changes in the composition and valuation of the GSNE may adversely affect your notes.

        The composition of the GSNE may change over time, as additional commodities satisfy the eligibility criteria or commodities currently included in the GSNE fail to satisfy such criteria. The weighting factors applied to each commodity included in the GSNE change annually, based on changes in commodity production statistics. In addition, Goldman, Sachs & Co., in consultation with its policy committee, may modify the methodology for determining the composition and weighting of the GSCI and for calculating its value in order to assure that the GSCI represents a measure of the performance over time of the markets for the underlying commodities. A number of modifications to the methodology for determining the contracts to be included in the GSCI, and for valuing the GSCI, have been made in the past several years and further modifications may be made in the future. Any such changes in the GSCI may result in changes to the GSNE. Such changes could adversely affect the value of the notes.

        In the event that Goldman, Sachs & Co. discontinues publication of the GSNE or the GSNE-ER, Goldman, Sachs & Co., as calculation agent, will continue to calculate the GSNE-ER during the remaining term of the notes, based on the methodology described in this pricing supplement.

The notes are indexed to the GSNE-ER and not the GSNE-TR.

        The return on the notes is indexed to the GSNE-ER, which, as discussed below, reflects the returns that are potentially available through an unleveraged investment in the non-energy contracts included in the Goldman Sachs Commodity Index. The GSNE-TR is a "total return" index which, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts. Because the notes are indexed to the GSNE-ER, the return on the notes will not include the total return feature or the interest component of the GSNE-TR.

Secondary trading in the notes may be limited.

        The notes are a new issue of securities with no established trading market. Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial.

Tax consequences.

        For United States federal income tax consequences, the notes will be classified as contingent payment debt instruments. As a result, the notes will be considered to be issued with original issue discount. Although you will receive no interest payments during the term of the notes, during your ownership of the notes you will be required to include the original issue discount as interest in taxable income, subject to some adjustments, based on the "comparable yield" of the notes. The comparable yield will generally be the rate at which we could issue a fixed rate debt instrument on terms and conditions similar to the notes. See "United States Federal Income Tax Considerations".

DESCRIPTION OF THE NOTES

General

        You should read the following description of the particular terms of the notes in conjunction with the description of the general terms and provisions of the notes set forth in the accompanying prospectus supplement and of the Debt Securities set forth in the accompanying prospectus. If this summary differs in any way from the description of the notes in the prospectus, you should rely on this summary.

        For the purposes hereof, the terms "Debt Securities", "Indexed Security" and "Principal Indexed Security" used in the prospectus, and the terms "Notes", "Indexed Notes" and "Commodity Indexed Notes" used in the prospectus supplement, include the notes we are offering in this pricing supplement. Also, when we refer to the index, we mean the GSNE-ER, or any successor index, as it may be modified, replaced or adjusted from time to time.

        In the event of any redemption of the notes for tax reasons prior to August 6, 2007, the term "Maturity Date" shall mean the date of such redemption.

Form and Denomination

        The notes will be issued only in book-entry form, and will be eligible for transfer through the facilities of the Depository or any successor depository we select.

        The notes will be issued in minimum denominations of $10,000 and will mature on August 6, 2007. The notes will not pay interest.

Payment of Indexed Principal Amount

        On the Maturity Date, we will pay as principal, to the holder of your notes, cash in an amount equal to the sum of:

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  95% of the outstanding Face Amount on that date plus

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  the Supplemental Payment Amount.

        We will pay the Indexed Principal Amount in respect of each note in United States dollars.

        We will pay the total Indexed Principal Amount payable in respect of the notes on the Maturity Date to the Trustee or, if the Maturity Date is not a Business Day, on the first succeeding Business Day. As soon as possible thereafter, the Trustee will make such payment to the Depository in accordance with existing arrangements between the Trustee and the Depository. The Depository will allocate such payment to each Book-Entry Note represented by the Global Security (as those terms are defined in the prospectus supplement) and will make payments to the participants therein in accordance with its existing operating procedures.

Calculation of the Supplemental Payment Amount

        The Calculation Agent will determine the Supplemental Payment Amount for each note on the Maturity Date in accordance with the following formula:

Supplemental Payment = Face Amount ×

[	1.12 x	(	Final Index Level – Initial Index Level Initial Index Level	)	]

        The Initial Index Level is the level of the GSNE-ER we observed for purposes of the notes on January 22, 2004, which was 219.60. The Final Index Level is the closing price of the Index as determined on the Determination Date, as quoted on Reuters Page GSCN (or any replacement page) or, if no such quote is available, as quoted by another publicly available source selected by the Calculation Agent in its reasonable judgment or, if no such other source is available, as calculated by the Calculation Agent in good faith, subject, in each case, to a Market Disruption Event (as described below).

95% Principal Protection

        In no event shall the Indexed Principal Amount be less than 95% of the Face Amount.

Maturity Date

        The Maturity Date will be August 6, 2007. In the event that a Market Disruption Event (as described below) that occurred on the Determination Date is continuing on the stated Maturity Date, maturity will be delayed such that the Maturity Date shall be the third Business Day following the day on which a settlement price has been obtained or a price has otherwise been determined for each contract in the Index.

Determination Date

        The Determination Date will be five GSCI Business Days prior to the stated Maturity Date, unless such day is not a Trading Day, in which case the Determination Date shall be the next day that is a Trading Day, subject, in each case, to a Market Disruption Event (as described below).

Business Day

        When we refer to a Business Day with respect to your notes, we mean any day other than a Saturday or Sunday on which commercial banks in New York City and London are open for business.

GSCI Business Day

        When we refer to a GSCI Business Day with respect to your notes, we mean any day on which the offices of Goldman, Sachs & Co. in New York City are open for business.

Trading Day

        When we refer to a Trading Day with respect to your notes, we mean any day on which (i) the offices of Goldman, Sachs & Co. in New York City are open for business and (ii) the trading facilities for all contracts on commodities underlying the GSNE are open for trading.

Market Disruption Event

        The occurrence on any day or any number of consecutive days of any one or more of the following circumstances will be a market disruption event:

  (i)
  A material limitation, suspension, or disruption of trading in one or more contracts included in the GSNE which results in a failure by the trading facility on which each applicable contract is traded to report a daily contract reference price (as defined below) for such contract on the day on which such event occurs or any succeeding day on which it continues;

  (ii)
  The daily contract reference price for any contract included in the GSNE is a "limit price", which means that the daily contract reference price for such contract for a day has increased or decreased from the previous day's daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or

  (iii)
  Failure by the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more contracts included in the GSNE.

        The Calculation Agent in its sole discretion will be responsible for determining if a Market Disruption Event has occurred.

        If one or more of the contracts underlying the GSNE is affected by a Market Disruption Event on the Determination Date, then the daily contract reference price to be used by the Calculation Agent for purposes of determining the level of the GSNE-ER on the Determination Date will be the price on the first day on which that contract is no longer affected by a Market Disruption Event. If, however, one or more contracts continue to be affected by a Market Disruption Event for each day from the Determination Date until the fifth GSCI Business Day after the Determination Date, then the Calculation Agent will determine the daily contract reference price as of the Determination Date for those contracts in a commercially reasonable manner and will disclose the basis for such determination. The GSNE, by contrast, is calculated using the daily contract reference price on each day on which a price is available, regardless of whether a Market Disruption Event exists. As a result, if a Market Disruption Event occurs, the closing levels the Calculation Agent uses in determining the Final Index Level and therefore the Supplemental Payment Amount may not reflect the actual value of the GSNE as disseminated by Goldman, Sachs & Co. and reported on Reuters Page GSCN. Upon request, the Calculation Agent will provide any investor with a written statement showing how the Indexed Principal Amount per U.S. $10,000 of the Face Amount of the notes was calculated, including the basis for its determination of settlement prices or daily contract reference prices used to determine the Final Index Level with respect to the Determination Date.

Calculation Agent

        We have initially appointed Goldman, Sachs & Co. as Calculation Agent for the purpose of determining the Initial Index Level and the Final Index Level, as described herein, and for all calculations regarding Market Disruption Events, the Indexed Principal Amount, the interest rate applicable to any overdue payment of the Indexed Principal Amount and the redemption price upon any early redemption of the notes. Unless there is manifest error, these determinations by the Calculation Agent shall be final and binding on us and the holders of the notes.

        Investors may obtain information at any time regarding the calculation of the GSNE-ER as published on Reuters Page GSCN or, following any Market Disruption Event, as calculated for purposes of the notes, including following changes in the composition of the GSNE, by contacting the Calculation Agent. Upon request, the Calculation Agent will provide a written statement to an investor showing how the closing level of the GSNE-ER was calculated on any date for purposes of the notes and how the Indexed Principal Amount per U.S. $10,000 of the Face Amount of the notes was calculated. Requests to the Calculation Agent should be addressed to:

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Telephone: (212) 902-6685 Telecopy: (212) 357-5505 Attention: Registration Department

License Agreement

        Goldman, Sachs & Co. has entered into a license agreement (the "License Agreement") granting us a non-exclusive license to use the GSNE-ER in connection with the notes. The License Agreement provides that, in the event that Goldman, Sachs & Co. fails to provide the GSNE-ER to us on a regular basis with the result that we are unable to determine the GSNE-ER and the Indexed Principal Amount payable in respect of the notes, we or our authorized designee (which shall be a major accounting firm which we appoint) shall be authorized to calculate the GSNE-ER. In such event, Goldman, Sachs & Co. will provide us or the accounting firm with any and all information that may be necessary in order to enable us or the accounting firm to perform these calculations.

        GOLDMAN, SACHS & CO. DOES NOT GUARANTEE THE QUALITY, ACCURACY OR THE COMPLETENESS OF THE GSCI, THE GSNE, THE GSNE-ER OR ANY DATA INCLUDED THEREIN. GOLDMAN, SACHS & CO. MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM ANY USE OF THE GSCI, THE GSNE, THE GSNE-ER OR ANY DATA INCLUDED THEREIN. GOLDMAN, SACHS & CO. MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE GSCI, THE GSNE, THE GSNE-ER AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL GOLDMAN, SACHS & CO.

HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Hypothetical Examples

        In the table below, we provide a range of hypothetical pretax index returns for the index. Based on these hypothetical index returns, we illustrate a range of approximate Indexed Principal Amounts, expressed as a percentage of the Face Amount of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical index returns could have on the Indexed Principal Amount, assuming all other variables remain constant.

        The information in the table reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see "Risk Factors" above.

        The table below also assumes that there is no change in or affecting any of the index commodities or the method by which Goldman, Sachs & Co. calculates the index level, that there is no change in the relative weighting of any index commodities and that no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the index commodities.

        The index has been volatile in the past and its performance cannot be predicted for any future period. The actual performance of the index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the hypothetical return examples set forth below or to the historical levels of the index set forth elsewhere in this pricing supplement. For information about the level of the index during recent periods, see "The GSNE-ER—Historical Values of the GSNE-ER" below.

Final Index Level	Percentage Change in GSNE-ER	Percentage of Face Amount	Annual Yield (%) on Face Amount
373.32	70.00%	173.40%	17.03%
362.34	65.00%	167.80%	15.94%
351.36	60.00%	162.20%	14.82%
340.38	55.00%	156.60%	13.67%
329.40	50.00%	151.00%	12.50%
318.42	45.00%	145.40%	11.29%
307.44	40.00%	139.80%	10.05%
296.46	35.00%	134.20%	8.77%
285.48	30.00%	128.60%	7.45%
274.50	25.00%	123.00%	6.09%
263.52	20.00%	117.40%	4.69%
252.54	15.00%	111.80%	3.24%
241.56	10.00%	106.20%	1.73%
230.58	5.00%	100.60%	0.17%
229.39	4.46%	100.00%	0.00%
219.60	0.00%	95.00%	-1.45%
208.62	-5.00%	95.00%	-1.45%
197.64	-10.00%	95.00%	-1.45%
186.66	-15.00%	95.00%	-1.45%
175.68	-20.00%	95.00%	-1.45%
164.70	-25.00%	95.00%	-1.45%
153.72	-30.00%	95.00%	-1.45%
142.74	-35.00%	95.00%	-1.45%

Same-Day Funds Settlement and Payment

        The initial settlement for the notes and all payments of principal will be made in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by the Depository to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Failure to Pay Indexed Principal Amount When Due

        In the event we fail to pay the Indexed Principal Amount on the Maturity Date, any overdue payment in respect of the Indexed Principal Amount of any note on the Maturity Date will bear interest until the date upon which all sums due in respect of such notes are received by or on behalf of the relevant holder, at the rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBO page as of 11:00 a.m. (London time) on the first Business Day following such failure to pay. Such rate shall be determined by the Calculation Agent. If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of the actual number of days in the period.

Tax Redemption

        We cannot redeem the notes prior to maturity unless, due to the imposition by Sweden or one of its political subdivisions or taxing authorities of any tax, assessment or governmental charge subsequent to the date of the issuance of the notes, we would become obligated to pay additional amounts. If such an imposition occurs, we may at our option redeem all, but not less than all, the notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice. In such event, the redemption price will be the Indexed Principal Amount with the Supplemental Payment Amount calculated as if the redemption date were the Maturity Date.

Acceleration

        If a holder of a note accelerates the maturity of the note upon an event of default under the Indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be such as the Calculation Agent shall determine in good faith and in a commercially reasonable manner, on the basis of the performance of the index over the term of the notes to the date of acceleration, to be fair and equitable to the holders.

THE COMMODITY MARKETS

        Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the GSNE are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long") or in which the cash settlement amount is to be made.

        There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin". This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

        By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and make the existing positions in the futures contract more or less valuable, a process known as "marking to market".

        Futures contracts are traded on organized exchanges, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader's profit or loss.

        U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.

        From its inception to the present, the GSCI and its sub-indices, including the GSNE, have been comprised exclusively of futures contracts traded on regulated exchanges. This has been due to the fact that, historically, regulated futures exchanges were the only types of facilities for the trading of commodities that provided centralized trading mechanisms and public reports of trading activity that reflected the prices and volumes of transactions executed in the relevant market. Recently, however, a number of electronic trading facilities have developed that offer trading in physical commodities and over-the-counter derivatives on commodities (such as swaps and forward contracts), through a centralized forum. Many of these facilities also provide price and volume reports to their participants and, in some cases, to the public. Such trading facilities are becoming a more significant component of the commodity trading market. In addition, recent amendments to the Commodity Exchange Act permit such trading facilities to operate without being regulated in the same manner as organized futures exchanges.

        In response to these developments, Goldman, Sachs & Co., in consultation with the Policy Committee, has modified the methodology for determining the commodities and contracts to be included in the GSCI and its sub-indices, as applicable, in order to permit the inclusion of contracts traded on trading facilities other than regulated futures exchanges. The criteria for determining the contracts to be included in the GSCI, and the methodology for calculating the GSCI and the GSNE, are summarized below. At present, the GSCI and the GSNE continue to be comprised exclusively of futures contracts traded on regulated futures exchanges. However, pursuant to the recent modifications to the GSCI methodology, the GSCI and the GSNE may in the future include contracts traded on other types of trading facilities. Such contracts may include, but will not necessarily be limited to, swaps and spot or forward contracts on a variety of physical commodities. In the commodities context, swaps are bilateral transactions that typically provide for the parties to make payments over a period of time either in a fixed amount or in an amount determined by reference to the price of a commodity. Spot and forward contracts typically provide for delivery of a commodity either at a stated time in the future or over a specified period of time, in return for a fixed purchase price (although such contracts may on occasion be settled through cash payments rather than physical delivery).

        Transactions in such contracts executed through a trading facility may be bilateral transactions between two principals, in which case the parties are generally responsible for settlement of the transactions and for establishing any applicable credit terms, which may consist of futures-style margining but typically involve deposits of collateral and periodic adjustments of the amount of the collateral required. Alternatively, certain trading facilities may provide for contracts to be cleared through a centralized clearing house similar (or identical) to the types of clearing houses that provide clearing services to regulated futures markets. The terms of the contracts traded through these trading facilities, as well as the manner in which they are traded and the manner in which the prices and volumes of transactions are reported, may differ significantly from the comparable features of regulated futures contracts. In addition, the trading facilities may be subject to less regulation than regulated futures exchanges or, in some cases, to no substantive regulation.

THE GSNE-ER

        The GSNE-ER was established in May 1991 and reflects the excess returns that are potentially available through an unleveraged investment in the contracts comprising the Goldman Sachs Non-Energy Index, generally referred to as the "GSNE". The value of the GSNE-ER, on any given day, reflects

  •
  the price levels of the contracts included in the GSNE (which represents the value of the GSNE) and
  •
  the "contract daily return," which is the percentage change in the total dollar weight of the GSNE from the previous day to the current day.

        Each of these components is described below.

        The GSNE is a sub-index of the GSCI. The GSCI is a proprietary index that Goldman, Sachs & Co. developed and calculates. As part of its investment banking operations, Goldman, Sachs & Co. engages, both directly and indirectly through its affiliates, in futures market brokerage, financial futures trading and hedging, dealing in foreign exchange and other activities. J. Aron & Co., an affiliate of Goldman, Sachs & Co., trades as principal in foreign exchange, crude oil and petroleum products, natural gas, electricity and in gold, silver, platinum group and base metals and in related derivative instruments.

        The GSNE is an index on a production-weighted basket of principal non-financial, non-energy, physical commodities that satisfy specified criteria. The GSNE is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the GSNE are those non-energy physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the GSNE are weighted, on a production basis, to reflect the relative significance (in the view of Goldman, Sachs & Co., in consultation with the Policy Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the GSNE are intended generally to correlate with changes in the prices of such physical commodities in global markets. The GSNE was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the GSCI, but not the GSNE, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

        Set forth below is a summary of the composition of the GSNE and the methodology used to calculate both the GSCI and the GSNE as of the date of this Pricing Supplement. The methodology for determining the composition and weighting of the GSCI and the GSNE and for calculating its value is subject to modification in a manner consistent with the purposes of the GSCI and the GSNE, as described below. Goldman, Sachs & Co. makes the official calculations of the GSCI and the GSNE. At present, these calculations are performed continuously and are reported on Reuters Page GSCI, with respect to the GSCI, and on Reuters Page GSCN, with respect to the GSNE, and are updated on Reuters at least once every three minutes during business hours on each day on which the offices of Goldman, Sachs & Co. in New York City are open for business, which we refer to as a GSCI Business Day. The settlement price for the GSNE-ER is also reported on Reuters Page GSCN at the end of each GSCI Business Day. If Reuters ceases to publish the value of the GSNE, Goldman, Sachs & Co. has undertaken to use commercially reasonable efforts to assure that a comparable reporting service publishes the GSNE so long as any notes are outstanding.

        Goldman, Sachs & Co., and certain of its affiliates will trade the contracts comprising the GSNE, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co., and certain of its affiliates may underwrite or issue other securities or financial instruments indexed to the GSNE and related indexes and license the GSNE for publication or for use by unaffiliated third parties. These activities could present certain conflicts of interest and could adversely affect the value of the GSNE. There may be conflicts of interest between you and Goldman, Sachs & Co. See "Risk Factors—Trading and other transactions by Goldman, Sachs & Co. in the contracts and the underlying commodities included in the GSNE-ER may adversely affect the value of your notes" and "There may be conflicts of interest between you and Goldman, Sachs & Co."

        In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, Goldman, Sachs & Co., in consultation with the Policy Committee, discussed below, has modified the methodology for determining the composition of the GSCI and its sub-indices, including the GSNE, in order to provide market participants with efficient access to new sources of liquidity and the potential for more efficient trading. As a result, the GSCI methodology now provides for the inclusion of contracts traded on trading facilities other than exchanges, such as electronic trading platforms, if liquidity in trading for a given commodity shifts from an exchange to an electronic trading platform. Goldman, Sachs & Co., in consultation with the Policy Committee, will continue to monitor developments in the trading markets and will announce the inclusion of additional contracts, or further changes to the GSCI methodology, in advance of their effectiveness.

The Policy Committee

        Goldman, Sachs & Co. has established a Policy Committee to assist it in connection with the operation of the GSCI. The Policy Committee meets on a regular basis and at other times upon the request of Goldman, Sachs & Co. The principal purpose of the Policy Committee is to advise Goldman, Sachs & Co. with respect to, among other things, the calculation of the GSCI, the effectiveness of the GSCI as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the GSCI. The Policy Committee acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the GSCI are made by Goldman, Sachs & Co.

        The Policy Committee generally meets in October of each year. Prior to the meeting, Goldman, Sachs & Co. determines the commodities to be included in the GSCI for the following calendar year, as well as the weighting factors for each commodity. The Policy Committee members receive the proposed composition of the GSCI in advance of the meeting and discuss the composition at the meeting. Goldman, Sachs & Co. also consults the Policy Committee on any other significant matters with respect to the calculation or operation of the GSCI. The Policy Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration. At present, the Policy Committee consists of the following members:

Gary Cohn	Managing Director, Goldman, Sachs & Co.
Steven Strongin	Managing Director, Goldman, Sachs & Co.
Laurie Ferber	Managing Director, Goldman, Sachs & Co.
Richard Redding	Director, Chicago Mercantile Exchange
Stuart Porter	Vice President, Portfolio Management, Harvard Management Co.
Kenneth A. Froot	Andre R. Jakurski Professor of Finance and Director of Research, Harvard Business School
Jelle Beenen	Manager, Commodities and Quantitative Strategies Investment, PGGM Pensioenfonds
Chia Tai Tee	Assistant Director, Investment Policy and Strategy, Government of Singapore Investment Corp.

Composition of the GSCI and the GSNE

        In order to be included in the GSCI a contract must satisfy the following eligibility criteria:

          1.    The contract must be in respect of a physical commodity and not a financial commodity.

          2.    The contract must:

            (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

            (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

          The commodity must be the subject of a contract that:

            (a) is denominated in U.S. dollars;

            (b) is traded on or through an exchange, facility or other platform (referred to as a "trading facility") that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:

      (i)
      makes price quotations generally available to its members or participants (and, if Goldman, Sachs & Co. is not such a member or participant, to Goldman, Sachs & Co.) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

      (ii)
      makes reliable trading volume information available to Goldman, Sachs & Co. with at least the frequency required by Goldman, Sachs & Co. to make the monthly determinations;

      (iii)
      accepts bids and offers from multiple participants or price providers; and

      (iv)
      is accessible by a sufficiently broad range of participants.

          3.    The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the "daily contract reference price") generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI. In appropriate circumstances, however, Goldman, Sachs & Co., in consultation with the Policy Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

          4.    At and after the time a contract is included in the GSCI, the daily contract reference price for such contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if Goldman, Sachs & Co. is not such a member or participant, to Goldman, Sachs & Co.) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

          5.    For a contract to be eligible for inclusion in the GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

          6.    A contract that is:

            (a)   not included in the GSCI at the time of determination and that is based on a commodity that is not represented in the GSCI at such time must, in order to be added to the GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

            (b)   A contract that is already included in the GSCI at the time of determination and that is the only contract on the relevant commodity included in the GSCI must, in order to continue to be included in the GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

            (c)   A contract that is not included in the GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI at such time must, in order to be added to the GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

            (d)   A contract that is already included in the GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI at such time must, in order to continue to be included in the GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

          7.    A contract that is:

            (a)   already included in the GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the GSCI and each contract's percentage of the total is then determined.

            (b)   A contract that is not included in the GSCI at the time of determination must, in order to be added to the GSCI at such time, have a reference percentage dollar weight of at least 0.75%.

          8.    In the event that two or more contracts on the same commodity satisfy the eligibility criteria,

            (a)   such contracts will be included in the GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the GSCI attributable to such commodity exceeding a particular level.

            (b)   If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the GSCI attributable to it.

        In addition to the criteria described above, in order to qualify for inclusion in the GSNE, the contract must be related to a non-energy commodity.

        The contracts currently included in the GSNE are all futures contracts traded on the Chicago Mercantile Exchange ("CME"), the Chicago Board of Trade ("CBT"), the Coffee, Sugar & Cocoa Exchange, Inc. ("CSC"), the New York Cotton Exchange ("NYC"), the Kansas City Board of Trade ("KBT"), the Commodities Exchange Inc. ("CMX") and the London Metal Exchange ("LME"). The futures contracts currently included in the GSNE, their percentage dollar weights ("PDW"), their market symbols, the exchanges on which they are traded and their contract production weights for 2004 are:

Commodity	PDW 2004*	Market Symbol	Trading Facility	CPW 2004
Live Cattle	10.92%	LC	CME	71035.51
Lean Hogs	5.84%	LH	CME	50394.15
Feeder Cattle	2.15%	FC	CME	12605.38
Cocoa	0.96%	CC	CSC	3.022
Coffee "C"	2.15%	KC	CSC	14456.59
Sugar #11	3.28%	SB	CSC	283418.4
Silver	0.69%	SI	CMX	545.2767
Copper—Grade A	6.83%	IC	LME	13.96
Gold	6.57%	GC	CMX	79.73386
Corn	12.89%	C	CBT	23505.31
Wheat	12.18%	W	CBT	15463.8
Kansas Wheat	5.02%	KW	KBT	6229.591
Soybeans	9.15%	S	CBT	5545.801
High Grade Primary Aluminum	9.53%	IA	LME	29.5126
Special High Grade Zinc	1.71%	IZ	LME	8.278
Cotton #2	6.16%	CT	NYC	41101.23
Primary Nickel	3.11%	IN	LME	1.0348
Standard Lead	0.89%	IL	LME	6.046

*
Percentage dollar weights are based on the settlement prices as of January 20, 2004. © 2004 Goldman, Sachs & Co. Used with permission.

        The quantity of each of the contracts included in the GSNE is determined on the basis of a five-year average (referred to as the "world production average") of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, Goldman, Sachs & Co., in consultation with the Policy Committee, may calculate the weight of such commodity based on regional, rather than world, production data. At present, there is no commodity included in the GSNE the weight of which is calculated on the basis of regional production data.

        The five-year moving average is updated annually for each commodity included in the GSNE, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the GSNE are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

        In addition, Goldman, Sachs & Co. performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the GSNE is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the GSNE to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the GSNE will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, Goldman, Sachs & Co. reevaluates the composition of the GSCI, in consultation with the Policy Committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the GSCI and to its sub-indices, including the GSNE, as appropriate. Commodities included in the GSCI and its sub-indices which no longer satisfy such criteria, if any, will be deleted.

        Goldman, Sachs & Co., in consultation with the Policy Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the GSCI are necessary or appropriate in order to assure that the GSCI represents a measure of commodity market performance. Goldman, Sachs & Co. has the discretion to make any such modifications, in consultation with the Policy Committee. Any such modifications may affect the sub-indices of the GSCI, including the GSNE. Upon request, Goldman, Sachs & Co. will disclose to any investor any such modifications that are made. Requests should be directed to the Calculation Agent at the address specified above under "Description of the Notes—Calculation Agent".

Contract Expirations

        Because the GSNE is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as "contract expirations". The contract expirations included in the GSCI and, as a result thereof, in a sub-index for each commodity during a given year are designated by Goldman, Sachs & Co., in consultation with the Policy Committee, provided that each such contract must be an "active contract". An "active contract" for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

        If a trading facility deletes one or more contract expirations, the GSNE will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by Goldman, Sachs & Co. If a trading facility ceases trading in all contract expirations relating to a particular contract, Goldman, Sachs & Co. may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSNE. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the index. If that timing is not practicable, Goldman, Sachs & Co. will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the GSNE

        The value of the GSNE on any given day is equal to the total dollar weight of the GSNE divided by a normalizing constant that assures the continuity of the GSNE over time. The total dollar weight of the GSNE is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

    •
    the daily contract reference price,

    •
    multiplied by the appropriate CPWs and,

    •
    during a roll period, the appropriate "roll weights" (discussed below).

        The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of Goldman, Sachs & Co., reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M. New York City time, Goldman, Sachs & Co. may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant GSNE calculation. In that event, Goldman, Sachs & Co. will disclose the basis for its determination of such price to any investor on request. Requests should be directed to the Calculation Agent at the address specified above under "Description of the Notes—Calculation Agent".

Contract Daily Return

        The contract daily return on any given day is equal to the sum, for each of the commodities included in the GSNE, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate "roll weight," divided by the total dollar weight of the GSNE on the preceding day, minus one.

        The "roll weight" of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the GSNE is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GSNE also takes place over a period of days at the beginning of each month (referred to as the "roll period"). On each day of the roll period, the "roll weights" of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the GSNE is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

        If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

    •
    no daily contract reference price is available for a given contract expiration;

    •
    any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a "Limit Price");

    •
    the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time. In that event, Goldman, Sachs & Co. may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, Goldman, Sachs & Co. will revise the portion of the roll accordingly; or

    •
    trading in the relevant contract terminates prior to its scheduled closing time.

        If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the GSNE-ER

        The value of the GSNE-ER on any GSCI Business Day is equal to the product of (i) the value of the GSNE on the immediately preceding GSCI Business Day multiplied by (ii) one plus the sum of the contract daily return on the GSCI Business Day on which the calculation is made. The value of the GSNE has been normalized such that its hypothetical level on January 2, 1970 was 100.

Historical Performance

        The table set forth below illustrates, on a hypothetical basis for the dates January 2, 1970 through January 1, 1991, and on an actual basis from January 1, 1992, how the GSNE-ER would have performed before and on January 1, 1991 based on the selection criteria and methodology described above, and how the GSNE-ER did perform after that date. Most of the commodities currently comprising the GSNE, however, have not been continuously included in the GSNE since 1970, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, certain commodities previously included in the GSNE no longer meet the selection criteria and have been deleted.

        Goldman, Sachs & Co. began calculating and publishing the GSNE-ER on Reuters Page GSCN in May 1991. Accordingly, while the historical performance table set forth below is based on the selection criteria and methodology described herein, the GSNE-ER was not actually calculated and published prior to May 1, 1991.

        THE HISTORICAL PERFORMANCE REFLECTED IN THE TABLE SET FORTH BELOW IS BASED ON THE GSNE-ER SELECTION CRITERIA IDENTIFIED ABOVE AND ON ACTUAL PRICE MOVEMENTS IN THE RELEVANT MARKETS ON THE RELEVANT DATE. WE CANNOT ASSURE YOU, HOWEVER, THAT THIS PERFORMANCE WILL BE REPLICATED IN THE FUTURE OR THAT THE HISTORICAL PERFORMANCE OF THE GSNE-ER WILL SERVE AS A RELIABLE INDICATOR OF ITS FUTURE PERFORMANCE.

Historical Value of the GSNE-ER*

January 2, 1970	100.00	January 4, 1988	290.09
January 4, 1971	108.40	January 3, 1989	335.27
January 3, 1972	124.42	January 2, 1990	326.31
January 2, 1973	147.03	January 2, 1991	328.89
January 2, 1974	283.31	January 2, 1992	317.85
January 2, 1975	352.94	January 4, 1993	334.17
January 2, 1976	278.02	January 3, 1994	352.52
January 3, 1977	231.81	January 3, 1995	355.08
January 3, 1978	244.05	January 2, 1996	376.58
January 2, 1979	299.49	January 2, 1997	364.77
January 2, 1980	362.94	January 2, 1998	341.90
January 2, 1981	355.80	January 4, 1999	251.47
January 4, 1982	238.73	January 3, 2000	235.43
January 3, 1983	237.15	January 2, 2001	221.52
January 3, 1984	247.89	January 2, 2002	183.23
January 3, 1985	226.12	January 2, 2003	190.11
January 2, 1986	211.68	January 2, 2004	214.07
January 2, 1987	223.86

*
Values from January 2, 1970 through January 1, 1991 are hypothetical; values from January 2, 1992 are actual GSNE-ER values. © 2004 Goldman, Sachs & Co. Used with permission.

        The closing value of the GSNE-ER on January 21, 2004 was 218.39.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the notes to an initial holder purchasing the notes at the issue price. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described in this offering memorandum, possibly with retroactive effect. This summary deals only with holders that will hold the notes as "capital assets" within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the notes as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders (as defined below) whose functional currency is not the United States dollar.

        The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the notes. Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the notes, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

        The "issue price" means the first price at which a substantial amount of the notes is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), which is 100% of the Face Amount of the notes. Holders purchasing notes at prices other than the issue price should consult their tax advisors about the tax consequences thereof.

        "U.S. Holder" means a beneficial owner of the notes that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) in general, a trust which is subject to the primary supervision of a United States court and the control of one or more United States persons.

Tax Consequences to U.S. Holders

        Interest Accrual on the Notes.    For United States federal income tax purposes, the notes will be subject to United States Treasury regulations relating to contingent payment debt instruments ("contingent payment debt regulations"). Under the contingent payment debt regulations, a U.S. Holder will be required to accrue interest income on the notes (in amounts described in the next paragraph) regardless of whether such U.S. Holder uses the cash or accrual method of tax accounting. As a result, a U.S. Holder will be required to include interest in taxable income each year even though there are no interest payments received in that year.

        Under the contingent payment debt regulations, for each accrual period prior to and including the maturity date of the notes, the amount of interest that accrues, as original issue discount, on a note equals the product of (a) the adjusted issue price (as defined below) as of the beginning of the accrual period and (b) the comparable yield (as defined below) (adjusted for the length of the accrual period). This amount is ratably allocated to each day in the accrual period and is includable as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the notes. Amounts treated as interest under the contingent payment debt regulations are treated as original issue discount for all purposes of the Code.

        The "adjusted issue price" means the issue price of the notes, increased by any interest previously accrued and decreased by the amount of any projected payments (as defined below) with respect to the notes.

        The "comparable yield" means the annual yield we would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the notes.

        Under the contingent payment debt regulations, we are required, solely for United States federal income tax purposes, to provide a schedule of the projected amounts of payments (which we refer to as projected payments) on the notes. This schedule must produce the comparable yield. You may obtain the comparable yield and projected payment schedule from us by contacting our treasury department at the address or telephone number listed on page (ii) of this document. For United States federal income tax purposes, a U.S. Holder is required to use the comparable yield and the schedule of projected payments in determining its interest accruals and adjustments thereof in respect of the notes, unless such U.S. Holder timely discloses and justifies the use of other estimates to the Internal Revenue Service ("IRS").

        The comparable yield and the schedule of projected payments are not provided for any purpose other than the determination of holders' interest accruals and adjustments thereof in respect of the notes for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

        Sale or Exchange of the Notes.    Upon the sale, exchange or retirement of the notes on or prior to the maturity date, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder's adjusted basis. A U.S. holder will be treated as receiving an amount equal to the fair market value of any property received, plus the amount of any cash received. The adjusted basis will be the U.S. Holder's original basis in the notes, increased by the interest income previously included by the U.S. Holder with respect to the notes and decreased by the projected amount of all prior payments with respect to the notes. Any gain upon sale or exchange of the notes will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the notes, and thereafter, capital loss. The distinction between capital loss and ordinary loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder's ability to offset capital losses against ordinary income.

        Information Reporting and Backup Withholding.    The fiscal agent will be required to file information returns with the IRS with respect to payments made to certain U.S. Holders on the notes. In addition, certain U.S. Holders may be subject to United States backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the fiscal agent, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of the notes. Persons holding notes who are not U.S. Holders may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding tax.

        The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an Agency Agreement dated July 20, 1993, and a Terms Agreement dated January 22, 2004 (the "Agreements"), we have agreed to sell to Goldman, Sachs & Co. and Goldman, Sachs & Co. has agreed to purchase, all of the notes offered hereby at 99.75% of the Face Amount.

        Under the terms and conditions of the Agreements, Goldman, Sachs & Co. is committed to take and pay for all of the notes, if any are taken.

        The notes are a new issue of securities with no established trading market. We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance to the liquidity of the trading market for the notes.

        In connection with the offering, Goldman, Sachs & Co. may purchase and sell the notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover positions created by short sales. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes. Short sales involve the sale by Goldman, Sachs & Co. of a greater aggregate principal amount of notes than they are required to purchase in the offering.

        These activities may stabilize, maintain, or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We have agreed to indemnify Goldman, Sachs & Co. against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        From time to time, Goldman, Sachs & Co. and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of Goldman, Sachs & Co. is the writer of a hedge of our obligation under the notes.

        Goldman, Sachs & Co. has agreed to pay the out of pocket expenses (other than our internal costs and expenses) of the issue of the notes.

        The initial sale of the notes in this offering entails a longer settlement period than is customary for similar debt securities. Goldman, Sachs & Co. expects to deliver the notes against payment on February 6, 2004.

        The notes will not be listed on any securities exchange, and there may not be a secondary market for the notes. Goldman, Sachs & Co. reserves the right to withdraw, cancel or modify any offer and to reject orders in whole or in part.

        Goldman, Sachs & Co. has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Issue Date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The notes may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 15, 1993)

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)
(Incorporated in the Kingdom of Sweden with limited liability)
$2,500,000,000
 Medium-Term Notes, Series B
Due not less than Nine Months from Date of Issue

        AB Svensk Exportkredit (Swedish Export Credit Corporation) (the "Company") may offer from time to time its Medium-Term Notes, Series B (the "Notes") having an aggregate initial public offering price or purchase price of up to $2,500,000,000 or the equivalent thereof in one or more other currencies or composite currencies, including European Currency Units ("ECU"), subject to reduction as a result of the sale of other Securities of the Company. Each Note will mature on a Business Day (the "Maturity Date") not less than nine months from its Issue Date and may be subject to prior redemption at the option of the Company. Each Note will be denominated in the currency designated by the Company (the "Specified Currency"). See "Risks Associated with Foreign Currency Notes and Indexed Notes." Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Discount Notes, or at a floating rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, LIBOR, the Treasury Rate, the CD Rate, the Federal Funds Rate or any other Base Rates, adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note, all as selected by the purchaser and agreed to by the Company. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates, if any, for each Fixed Rate Note will be March 15 and September 15 of each year and at Maturity. Notes may be issued as Indexed Notes, the principal amount payable at the Maturity of which and/or the interest, if any, on which will be determined by reference to one or more designated currency, commodity or other prices or the level of one or more designated stock indexes or otherwise by application of a formula. See "Risks Associated with Foreign Currency Notes and Indexed Notes." The Specified Currency, any interest rate or interest rate formula, the Issue Price, the Maturity Date, any Interest Payment Dates, any redemption provisions (other than for tax-related redemption) and certain other terms with respect to each Note will be established at the time of issuance and set forth in a pricing supplement to this Prospectus Supplement (each a "Pricing Supplement"). See "Description of Notes."

        The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company for borrowed money. The Notes are not obligations of the Kingdom of Sweden.

        Each Note will be represented either by a Global Security registered in the name of a nominee of The Depository Trust Company, as Depository (a "Book-Entry Note"), or by a certificate issued in temporary or definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Global Securities representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository's participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described herein. See "Description of Notes—Book-Entry System."

        Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued only in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof or, in the case of Notes having a Specified Currency other than U.S. dollars, in the denominations set forth in the applicable Pricing Supplement. The Notes will be subject to redemption at the Company's option in the event of the imposition of certain Swedish taxes and may be subject to redemption under certain other conditions. See "Description of Notes—Redemption and Repurchase."

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public(1)	Agents' Commissions and Discounts(2)	Proceeds to Company(2)(3)

Per Note	100%	.125%-.650%	99.875%-99.350%

Total(4)	$2,500,000,000	$3,125,000-$16,250,000	$2,496,875,000-$2,483,750,000

(1)
Unless otherwise specified in the applicable Pricing Supplement, the price to public will be 100% of the principal or face amount.
(2)
The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Securities Corporation, Goldman, Sachs & Co., Lehman Brothers, Shearson Lehman Brothers Inc. (including its affiliate Lehman Special Securities Inc.), or Morgan Stanley & Co. Incorporated, each as Agent (acting directly or through an affiliate) (collectively, the "Agents"), in the form of a discount ranging from .125% to .650%, depending upon the term of the Note, of the principal or face amount of any Note sold through such Agent. This commission scale applies to Notes that have a term of between nine months and thirty years (inclusive). The commission applicable to the sale of any Note that has a term of more than thirty years will be determined by the Agent soliciting such sale and the Company at the time of such sale and disclosed in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal or face amount thereof, less a percentage equal to the commission applicable to an agency sale of a Note having an identical maturity, and may be resold by such Agent. No commission will be payable on any sales made directly by the Company.
(3)
Before deducting expenses payable by the Company estimated to be $1,325,000, including reimbursement of certain expenses of the Agents.
(4)
Or the equivalent thereof in one or more other currencies or composite currencies.

        The Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase Notes. The Company may sell Notes to any Agent, as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The Company also may sell Notes directly on its own behalf. The Company has no present intention to list any of the Notes on any securities exchange, and there can be no assurance that the maximum amount of Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company, or any Agent if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."

Merrill Lynch & Co.	BT Securities Corporation
Goldman, Sachs & Co.
Lehman Brothers	Morgan Stanley & Co. Incorporated

The date of this Prospectus Supplement is July 20, 1993.

CURRENCY EXCHANGE INFORMATION

        Purchasers are required to pay for each Note in the Specified Currency for such Note. Currently, there may be limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. However, if requested by a prospective purchaser of any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note"), the Agent soliciting the offer to purchase will, if acceptable to such Agent, arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Note. Such requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of any such Note, or by such other date as determined by the Agent that presents the offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of such Notes.

        References herein to "U.S. dollars" or "$" are to the lawful currency of the United States.

DESCRIPTION OF NOTES

        The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith or to the extent otherwise specified in an applicable Pricing Supplement replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. Certain terms not defined in this Prospectus Supplement are defined in the accompanying Prospectus.

General

        The Notes constitute a single series of Debt Securities of the Company issued pursuant to an Indenture dated as of August 15, 1991 (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), which is more fully described in the Prospectus. The following statements are summaries of certain provisions of the Indenture and the Notes. Such summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, including the definitions therein of certain terms.

        The Notes are being offered on a continuous basis by the Company through the Agents and shall have an aggregate initial public offering price or purchase price of up to approximately $2,500,000,000 (plus approximately $206,933,454 of Notes being offered hereby which were initially offered pursuant to an earlier prospectus and not sold) or the equivalent thereof in one or more other currencies or composite currencies, including ECU, subject to reduction as a result of the sale of other Securities of the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Foreign Currency Note will be determined by the Trustee on the basis of the noon buying rate for cable transfers in New York City as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable Issue Date. The Maturity Date for each Note will be a Business Day not less than nine months from its Issue Date, as selected by the purchaser and agreed to by the Company. A Note may be subject to redemption prior to its Maturity Date as described under "Redemption and Repurchase".

        The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Company. The Notes are not obligations of the Kingdom of Sweden.

        The Notes will be issued in fully registered form only, without coupons. The authorized denominations of Notes denominated in U.S. dollars will be $100,000 and integral multiples of

$1,000 in excess thereof. The authorized denominations of Foreign Currency Notes will be set forth in the applicable Pricing Supplement.

        Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth in the Prospectus under "Description of Debt Securities—Global Securities", Book-Entry Notes will not be issuable as or exchangeable for Certificated Notes. See "Book-Entry System" below. Certificated Notes may be presented for registration of transfer or exchange at the office of First Chicago Trust Company of New York, currently located at 14 Wall Street, 8th Floor, New York, New York 10005, or at such other office or agency of the Trustee as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York.

        The Pricing Supplement relating to a Note will describe the following terms: (i) the principal or face amount of such Note; (ii) the Specified Currency for such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note and such Specified Currency, including the authorized denominations of such Note); (iii) the price (expressed as a percentage of the aggregate principal or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Issue Date"); (v) the Maturity Date for such Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest; (vii) if such Note is a Floating Rate Note, as applicable, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; (viii) if such Note is an Indexed Note, a description of the applicable Index and the manner of determining the Indexed Principal Amount and/or the Indexed Coupon Amount thereof (all as defined below), together with certain other information relevant to Holders of such Note; (ix) if such Note is a Discount Note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such Note; (x) whether such Note may be redeemed prior to its Maturity Date (other than as a result of a change in Swedish taxation as described under "Redemption and Repurchase") and, if so, the provisions relating to such redemption, including, in the case of a Discount Note or an Indexed Note, the information necessary to determine the amount due upon redemption; (xi) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xii) any other terms of such Note.

        "Business Day" with respect to any Note means any day, other than a Saturday or Sunday, that is (a) a day on which commercial banks are generally open for business (i) in The City of New York and (ii) if such Note is a Foreign Currency Note, in London, England and in the financial center of the country issuing the Specified Currency in which such Note is denominated (which, in the case of the ECU, shall be Luxembourg) and (iii) if such Note is an Indexed Note, in such other place or places as may be set forth in the applicable Pricing Supplement, and (b) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Note means any day on which dealings in deposits in the Specified Currency for such Note are transacted in the London interbank market.

        "Discount Note" means (i) a Note, including any Note having an interest rate of zero, that has a stated Redemption Price at Maturity that exceeds its Issue Price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the Issue Date to the Maturity Date for such Note and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

Payment of Principal and Interest

        Any principal, premium or interest in respect of a Note will be payable by the Company in the Specified Currency for such Note. In the case of a Foreign Currency Note, the Company or its agent will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph; provided,however, that if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder of such Note will receive payments in such Specified Currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the Holder of a Foreign Currency Note may (if the applicable Pricing Supplement and such Note so indicate) elect to receive all payments in respect of such Note in the Specified Currency therefor by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the applicable payment date. Such election generally will remain in effect until revoked by written notice to the Trustee received not later than fifteen calendar days prior to the applicable payment date. Such election may not be effective under certain circumstances as described below under "Risks Associated with Foreign Currency Notes and Indexed Notes—Payment Currency."

        In the case of a Foreign Currency Note, the amount of any U.S. dollar payment in respect of such Note will be determined by the Company or its agent based on the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such Note is denominated, received by the Company or such agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (any of which may be an Agent or an affiliate of an Agent) selected by the Company or such agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency for such Note payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of Foreign Currency Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under "Risks Associated with Foreign Currency Notes and Indexed Notes—Payment Currency" below.

        U.S. dollar payments of interest on Notes (other than interest payable at Maturity) will be made, except as provided below, by mailing a check to the Holders thereof (which, in the case of Book-Entry Notes, will be the Depository or its nominee) at the addresses of such Holders appearing on the Security Register on the applicable Regular Record Date. Notwithstanding the foregoing, a Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes having the same Issue Date and terms shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder shall provide appropriate wire transfer instructions to the Trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified in the applicable Pricing Supplement, any principal, premium or interest payable at Maturity in respect of a Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee in The City of New York.

        The total amount of any principal, premium or interest payable in respect of a Global Security representing one or more Book-Entry Notes on any Interest Payment Date or at Maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depository in accordance with existing arrangements between the Trustee and the Depository. The Depository will allocate such payments to each Book-Entry Note represented by such Global Security and will make payments to the participants therein in accordance with its existing operating procedures. Neither the Company nor the Trustee shall have any responsibility or liability for such payments by the Depository. So long as the Depository or its nominee is the Holder of any Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture.

        If the principal of any Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities—Events of Default" in the accompanying Prospectus, the amount of principal due and payable with respect to such Note shall be the Issue Price of such Note plus the amount of original issue discount amortized from the Issue Date of such Note to the date of declaration. Such amortization shall be calculated using the "interest method" (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

        The Regular Record Date with respect to any Interest Payment Date for a Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided, however, that in the case of a Note issued between a Regular Record Date and the related Interest Payment Date, interest for the period beginning on the Issue Date for such Note and ending on such Interest Payment Date shall be paid on the first succeeding Interest Payment Date to the Holder of such Note on the related Regular Record Date; and provided, further, that any interest payable at Maturity will be paid to the Person to whom principal, if any, shall be payable.

Fixed Rate Notes

        Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable semiannually in arrears on each March 15 and September 15 and at Maturity. Each payment of interest on a Fixed Rate Note in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Any payment required to be made in respect of a Fixed Rate Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the first succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

        Floating Rate Notes will bear interest as follows: Each Floating Rate Note will bear interest from its Issue Date to the first Interest Reset Date (as defined below) for such Note at the Initial Interest Rate set forth on the face thereof and in the applicable Pricing Supplement. Thereafter, the interest rate on such Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point being equal to one one-hundredth of a percentage point) that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the CD Rate (a "CD Rate Note"), (v) the Federal Funds Rate (a "Federal Funds Rate Note") or (vi) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

        As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

        The Company will appoint, and enter into an agreement with, an agent (a "Calculation Agent") to calculate the interest rate on Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, The First National Bank of Chicago shall initially be the Calculation Agent for each Floating Rate Note.

        The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specifed in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding Maturity. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the first succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

        Interest payable in respect of Floating Rate Notes other than those that reset daily or weekly shall be the accrued interest from and including the Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Issue Date or from but excluding the last date through which interest has been accrued and paid, as the case may be, to and including the Regular Record Date immediately preceding the applicable Interest Payment Date, except that, at Maturity, interest payable will include interest accrued to but excluding the date of Maturity.

        With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors, which in the case of Indexed Notes may be either positive or negative, calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal truncated to seven decimal places) for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of LIBOR Notes, Commercial Paper Rate Notes, CD Rate Notes and Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

        All percentages resulting from any calculation of the interest rate on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or ..09876544) being rounded to 9.87654% (or .0987654)), and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit, with .005 of a unit (e.g., in the case of U.S. dollars, one-half cent) being rounded upward.

        Except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement and, in all such cases, at Maturity (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the first succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

        Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate (computed without regard to the Spread and/or Spread Multiplier, if any, applicable to such Note) then in effect and, if determined, the interest rate (computed without regard to such Spread and/or Spread Multiplier) that will become effective on the next Interest Reset Date with respect to such Note.

Commercial Paper Rate Notes

        Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

        The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial

Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper in The City of New York (any of which may be an Agent or an affiliate of an Agent) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the interest rate for such Interest Reset Period will be the same as the interest rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, will be the Initial Interest Rate).

        "Money Market Yield" shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D X 360 360-(D X M)	X 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

        The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date will be the earlier of (i) the tenth calendar day after such Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date, Regular Record Date or Maturity, as the case may be.

LIBOR Notes

        Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

        With respect to LIBOR indexed to the offered rates for Index Currency (as defined below) deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent as follows:

          (i)    On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent will determine LIBOR, which will be either (a) LIBOR Reuters or (b) LIBOR Telerate (as specified in the applicable Pricing Supplement).

            (a)   LIBOR Reuters will be the arithmetic mean of the offered rates for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency. If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent.

            (b)   LIBOR Telerate will be the rate for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appears on Telerate Page 3750 or 3740 (or such other appropriate page for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency), as the case may be, as of 11:00 a.m., London time, on such LIBOR Determination Date. Telerate page references refer to the corresponding display on the Dow Jones Telerate Service (or such other service as may be nominated by the British Bankers' Association ("BBA") as the information vendor for the purpose of displaying BBA rates for deposits in the Index Currency).

          (ii)    If fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i)(a) above, or if no rate appears on the relevant Telerate page as specified in (i)(b) above, as applicable, on such LIBOR Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount not less than $1,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in the applicable Principal Financial Center (as defined below) selected by the Calculation Agent at approximately 11:00 a.m. in the applicable Principal Financial Center, on such LIBOR Determination Date for loans in the Index Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the interest rate for such Interest Reset Period will be the same as the interest rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, will be the Initial Interest Rate).

        "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

        "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, and ECU, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.

        If LIBOR with respect to any LIBOR Note is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Pricing Supplement will set forth the method for determining such rate.

Treasury Rate Notes

        Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

        The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. government securities—Treasury bills—Auction average (investment)" or, in the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers (any of which may be an Agent or an affiliate of an Agent) selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for such Interest Reset Period will be the same as the interest rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, will be the Initial Interest Rate).

        The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the week immediately following such Friday. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

        The "Calculation Date" pertaining to any Treasury Rate Determination Date will be the earlier of (i) the tenth calendar day after such Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date, Regular Record Date or Maturity, as the case may be.

CD Rate Notes

        Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

        The "CD Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If, by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (any of which may be an Agent or an affiliate of an Agent) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for such Interest Reset Period will be the same as the interest rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, will be the Initial Interest Rate).

        The "Calculation Date" pertaining to any CD Rate Determination Date will be the earlier of (i) the tenth calendar day after such Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date, Regular Record Date or Maturity, as the case may be.

Federal Funds Rate Notes

        Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

        The "Federal Funds Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") and shall be the rate on such date for Federal Funds as such rate shall be published in H.15(519) under the heading "Federal funds (effective)". In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If, by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Federal Funds Rate Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate for such Interest Reset Period will be the same as the interest rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, will be the Initial Interest Rate).

        The "Calculation Date" pertaining to any Federal Funds Rate Determination Date will be the earlier of (i) the tenth calendar day after such Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date, Regular Record Date or Maturity, as the case may be.

Indexed Notes

        The Company may from time to time offer Notes ("Indexed Notes") the principal amount payable at the Maturity of which (the "Indexed Principal Amount") and/or the rate of interest payable on which (the "Indexed Coupon Amount") is determined by reference to a measure (the "Index") which may be (i) the rate of exchange between the Specified Currency for such Note and one or more other currencies or composite currencies (collectively, the "Indexed Currency") specified in the applicable Pricing Supplement (such Indexed Notes, "Currency Indexed Notes"); (ii) the difference in the price or prices of one or more specified commodities (collectively, the "Indexed Commodity") on specified dates (such Indexed Notes, "Commodity Indexed Notes"); (iii) the difference in the level of one or more specified stock indexes (collectively, the "Stock Index"), which may be based on U.S. or other stocks, on specified dates (such Indexed Notes, "Stock Indexed Notes"); or (iv) such other objective index, price or economic measures as are described in the applicable Pricing Supplement. The manner of determining the Indexed Principal Amount and/or the Indexed Coupon Amount of an Indexed Note, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other Index used in such determination, will be set forth in the applicable Pricing Supplement, together with information concerning any tax consequences to the Holders of such Indexed Notes.

        If the determination of the Indexed Principal Amount and/or the Indexed Coupon Amount of an Indexed Note is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by an independent determination agent named in the Pricing Supplement (or by the Company) on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount and/or the Indexed Coupon Amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination by such independent determination agent (or by the Company) shall be binding on all parties in the absence of manifest error.

        Interest on an Indexed Note will be payable by the Company based on the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note. The applicable Pricing Supplement will describe whether the principal amount of the related Indexed Note that would be payable upon redemption or repayment prior to the Maturity Date will be the Face Amount of such Indexed Note, the Indexed Principal Amount of such Indexed Note as determined at the time of redemption or repayment, or another amount the method of determination of which is described in such Pricing Supplement.

Book-Entry System

        Upon issuance, all Book-Entry Notes having the same Issue Date and terms will be represented by one or more Global Securities. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository"), and registered in the name of a nominee of the Depository. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under "Description of Debt Securities—Global Securities", will not otherwise be issuable as Certificated Notes.

        The Depository has advised the Company and the Agents as follows: The Depository is a limited-purpose trust company organized under New York Banking Law, a "banking organization"

within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository holds securities that its participants deposit with the Depository. The Depository also facilitates the settlement among its participants of securities transactions in deposited securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's direct participants include securities brokers and dealers (including each of the Agents), banks, trust companies, clearing corporations and certain other organizations (the "Direct Participants"). The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others, such as securities brokers and dealers, banks, and trust companies, that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Securities and Exchange Commission.

        Purchases of Notes under the Depository system must be made by or through Direct Participants, which will receive a credit for the Notes on the Depository's records. The ownership interest of each actual purchaser of each Note (each, a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

        To facilitate subsequent transfers, all Notes deposited by Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of Notes with the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Notes: the Depository's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither the Depository nor Cede & Co. will consent or vote with respect to Notes.

        Principal and interest payments on the Notes will be made to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        The Depository may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Note certificates will be printed and delivered.

        The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

        A further description of the Depository's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities—Global Securities". The Depository has confirmed to the Company, the Agents and the Trustee that it intends to follow such procedures.

Redemption and Repurchase

        The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Maturity Date (other than as a result of a change in Swedish taxation as described in the next sentence) or that such Note will be redeemable at the option of the Company or the Holder on or after a specified date prior to its Maturity Date at a Redemption Price that may decline from a specified premium to par, together with accrued interest, if any, to the Redemption Date or, in the case of Discount Notes and Indexed Notes, at a Redemption Price to be determined in the manner specified in such Pricing Supplement. In the event of certain changes in Swedish taxation as described under "Description of Debt Securities—Optional Redemption Due to Change in Swedish Tax Treatment" in the accompanying Prospectus, the Company shall have the option to redeem any Note affected thereby, together with all other Notes having the same Issue Date and terms as such Note, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Redemption Date (except in the case of Discount Notes and Indexed Notes, which may be redeemed at the Redemption Price specified in such Notes). The Notes will not be subject to any sinking fund.

        The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES AND INDEXED NOTES

        An investment in a Foreign Currency Note or an Indexed Note entails significant risks that are not associated with an investment in a non-indexed Note denominated in U.S. dollars.

Currency Exchange Rates and Exchange Controls

        In general, the currency markets can be extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the Specified Currency for a Foreign Currency Note (or, in the case of Currency Indexed Notes, the rate of exchange between the Specified Currency and the Indexed Currency or Currencies or between two or more Indexed Currencies for such Note) during the term of any Foreign Currency Note or Currency Indexed Note may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such Note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount paid by an investor to purchase such Note. Moreover, if at maturity the Specified Currency for such Note has depreciated against the U.S. dollar (or, in the case of a Currency Indexed Note, if significant changes have occurred in the rate of exchange between the Specified Currency and the Indexed Currency or Currencies or between two or more Indexed Currencies for such Note), the U.S. dollar equivalent value of the principal amount payable in respect of such Note may be significantly less than the U.S. dollar equivalent amount paid by an investor to purchase such Note. In certain circumstances such changes could result in a net loss to the investor on a U.S. dollar equivalent basis. If any Currency Indexed Note is indexed to an Indexed Currency on a greater than one to one basis, the Note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the Note is denominated or to which it is indexed.

        Currency exchange rates are determined by, among other factors: changing supply and demand for a particular currency; trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments; U.S. and foreign political and economic events and policies; restrictions on U.S. and foreign exchanges or markets; changes in balances of payments and trade; U.S. and foreign rates of inflation; U.S. and foreign interest rates; and currency devaluations and revaluations. In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a Specified Currency or Indexed Currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a Specified Currency for making payments in respect of Notes denominated in that currency.

        The Company has no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any Note.

        The information set forth above is directed to prospective purchasers of Foreign Currency Notes and Currency Indexed Notes who are United States residents. The Company does not herein purport to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, Foreign Currency Notes or Currency Indexed Notes. Such prospective purchasers should consult their own financial and legal advisors with regard to such matters.

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR AN

INVESTMENT IN CURRENCY INDEXED NOTES, AND ANY PROSPECTIVE PURCHASER SHOULD ALSO CONSULT ITS OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES, ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

        The Pricing Supplement relating to any Foreign Currency Notes or Currency Indexed Notes will contain certain information concerning historical exchange rates for the relevant Specified Currency or Indexed Currency against the U.S. dollar and a brief description of such currency and any exchange controls then in effect with respect to such currency.

Payment Currency

        There can be no assurances that exchange controls will not restrict or prohibit the making of payments in any currency or composite currency of any principal, premium or interest in respect of any Note. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will make such payments in the manner set forth under "Description of Notes—Payment of Principal and Interest" above.

        Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency by the Exchange Rate Agent or as otherwise indicated in the applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

        If payment in respect of a Note is required to be made in ECU and ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or the ECU is no longer used in the European Monetary System (the "EMS"), then all payments in respect of such Note shall be made in U.S. dollars until ECU are again available or so used. The amount of each such U.S. dollar payment shall be computed on the basis of the U.S. dollar equivalent value of the ECU determined as described below, as of the second Business Day prior to the date on which such payment is due. Any payment under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

        The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the EMS. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Pricing Supplement.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

        All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

Foreign Currency Judgments

        The Notes generally will be governed by, and construed in accordance with, the law of the State of New York. See "Description of Debt Securities—Governing Law" in the accompanying Prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Commodity Indexed Notes and Stock Indexed Notes

        Significant changes in the value of a commodity underlying a Commodity Indexed Note or the level of the stock index underlying a Stock Indexed Note during the term of any such Note could reduce the rate of return on such Note, with the potential of eliminating part of or all interest payments otherwise due. Moreover, if at Maturity the value of the commodity or the level of the stock index has changed since the time an investor purchased the relevant Indexed Note, the principal amount of such Note to be repaid at Maturity could be less than the amount paid for such Note at the time it was purchased. Notably, in certain instances, the principal amount of such Note to be repaid at Maturity could be zero.

        The Pricing Supplement relating to any Commodity Indexed Note or Stock Indexed Note will contain certain information concerning the historical prices of the commodity or the historical levels of the stock index underlying such Note.

UNITED STATES TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations that may be relevant to a Holder of a Note that is a "United States person" (as defined below) or that otherwise is subject to United States federal income taxation on a net income basis in respect of a Note (a "United States holder"). This summary is based on laws, regulations, rulings and decisions now in effect (or, in the case of certain Treasury regulations, now in proposed form), all of which are subject to change. This summary deals only with United States holders that will hold Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, or dealers in securities or currencies, persons that will hold Notes as a position in a "straddle" for tax purposes, or persons that have a "functional currency" other than the U.S. dollar. Special United States federal income tax considerations relevant to a particular issue of Notes, including any Indexed Notes, will be set forth in the applicable Pricing Supplement.

        As used herein, the term "United States person" means a holder of a Note who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and the term "United States" means the United States of America (including the States and the District of Columbia).

        Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Payments of Interest

        Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a Note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or received (in accordance with the United States holder's method of tax accounting). If such payments of interest on a Note are denominated in, or determined by reference to the value of, a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that uses the accrual method of accounting for tax purposes will accrue interest income on the Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States holder's taxable year), or, at the accrual basis United States holder's election, at the spot rate of exchange on the last day of the accrual period (or, if different, on the last day of the taxable year within such accrual period), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the Note.

Purchase, Sale and Retirement of Notes

        A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount, and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such Note. In the case of a Foreign Currency Note, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Note that is traded on an established securities market, a cash basis taxpayer (or, if it so elects, an accrual basis taxpayer) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Note in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a Foreign Currency Note generally will not result in taxable gain or loss for a United States holder.

        Upon the sale, exchange or retirement of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States holder's tax basis in such Note. If a United States holder elects to receive foreign currency in respect of the sale, exchange or retirement of a Foreign Currency Note, the amount realized generally will be the U.S. dollar value of the foreign currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Note that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or, if it so elects, an accrual basis taxpayer) will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the sale.

        Except as discussed below with respect to market discount and foreign currency gain or loss, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Note generally will be long-term capital gain or loss if the United States holder has held the Note for more than one year at the time of disposition. The Internal Revenue Code of 1986 (the "Code") provides limited preferential treatment for long-term capital gains realized by individual investors by taxing such gains at a maximum tax rate of 28 percent. The distinction between capital gain or loss and ordinary income or loss also is important for purposes of the limitations on a United States holder's ability to offset capital losses against ordinary income.

        Notwithstanding the foregoing, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Foreign Currency Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the Notes.

Original Issue Discount

        United States holders of Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain proposed regulations thereunder. United States holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income. On December 21, 1992, the Internal Revenue Service issued proposed regulations applying the original issue discount rules of the Code (the "Proposed OID Regulations") and, with certain exceptions, withdrew an earlier set of proposed regulations addressing the same topic. The discussion below is based in part on the Proposed OID Regulations. Although the Proposed OID Regulations will apply by their terms only to Discount Notes issued on or after the date that is 60 days after the date the regulations are finalized, the Proposed OID Regulations provide some guidance as to how the original issue discount rules are likely to be applied to debt instruments issued prior to such date.

        In general, each United States holder of a Discount Note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note for all days during the taxable year that the United States holder owns the Note. The daily portions of original issue discount on a Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the end of an accrual period. In the case of an initial holder, the amount of original issue discount on a Discount Note allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note by the yield to maturity of the Note (appropriately adjusted to reflect the length of the accrual period) and (ii) subtracting from that product the amount (if any) payable as qualified stated interest (defined below) allocable to that accrual period. The yield to maturity of a Note is the discount rate that causes the present value on the Issue Date of payments on the Note to equal the Issue Price. In the case of a Discount Note that is a Floating Rate Note, both the "yield to maturity" and the "qualified stated interest" will be determined for these purposes as though the Note will bear interest in all periods at a reasonable fixed rate. The "adjusted issue price" of a Discount Note at the beginning of any accrual period will be the sum of its Issue Price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such Note in all prior accrual periods. The term "qualified stated interest" generally means stated interest that is payable at least annually during the entire term of an Original Issue Discount Note at a single fixed rate of interest or based on a single interest index. As a result of this "constant yield" method of including original issue discount income, the amounts so includible in income by a United States holder in respect of a Discount Note for which the Specified Currency is U.S. dollars are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        In the case of a Discount Note that is also a Foreign Currency Note, a United States holder should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above, and (ii) translating the foreign currency amount so derived at the average exchange rate in effect during that accrual period (or, portion thereof within a United States holder's taxable year) or, at the United States holder's election, at the spot rate of exchange on the last day of the accrual period (or, if different, the last day of the taxable year within such accrual period), or at the spot rate of exchange on the date of receipt, if such date is within five Business Days of the last day of the accrual period. Because exchange rates may fluctuate, a United States holder of a Discount Note that is also a Foreign Currency Note may recognize a different amount of original issue discount income in each accrual period than would the holder of an otherwise similar Discount Note for which the Specified Currency is U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest, or on the sale or retirement of a Discount Note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of a Discount Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        A subsequent United States holder of a Discount Note that purchases the Note at a cost less than its remaining redemption amount (as defined below) also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if the subsequent United States holder acquires the Discount Note at a price greater than its adjusted issue price, the subsequent United States holder may reduce its periodic inclusions of original issue discount income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a Discount Note is the total of all future payments to be made on the Note other than payments of qualified stated interest.

        Certain of the Discount Notes may be redeemed prior to their Maturity Date, either at the option of the Company or at the option of the holder. Discount Notes containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of Discount Notes with such features should carefully examine the applicable Pricing Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Discount Notes.

Premium and Market Discount

        The United States holder of a Note that purchases the Note at a cost greater than its remaining redemption amount (as defined in the second preceding paragraph) will be considered to have purchased the Note at a premium, and may amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Note. A holder that does not elect to amortize such premium will generally be required to treat the premium as a capital loss when the Note matures. Discount Notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of a premium Foreign Currency Note, a United States holder should calculate the amortization of such premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the rate used by the United States holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on a premium Foreign Currency Note based on the difference between the exchange rate computed as described above and the exchange rate on the date on which the United States holder acquired the Note.

        If a United States holder of a Note purchases the Note at a price that is lower than its remaining principal amount, or in the case of a Discount Note, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the Note will be considered to bear "market discount" in the hands of such United States holder. In such case, gain realized by the United States holder on the sale or retirement of the Note will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such holder. In addition, the holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Note. In general terms, market discount on a Note will be treated as accruing ratably over the term of such Note, or, at the election of the holder, under a constant yield method. Market discount on a Foreign Currency Note will be accrued by a United States holder in the foreign currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the Foreign Currency Note is disposed of by the United States holder.

Short-Term Notes

        The rules set forth above will also generally apply to Notes having maturities of not more than one year ("Short-Term Notes"), but with certain modifications.

        First, the Proposed OID Regulations treat none of the interest on a Short-Term Note as qualified stated interest (but instead treat such interest payments as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to original issue discount). Thus, all Short-Term Notes will be Discount Notes. Original issue discount will be treated as accruing on a Short-Term Note ratably, or at the election of a holder, under a constant yield method.

        Second, a holder of a Short-Term Note that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the Short-Term Note as part of a hedging transaction, will not be required to include original issue discount in income on a current basis, although it may elect to do so under Section 1282(b)(2) of the Code. However, unless such holder so elects, such holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry such Note until the Maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a non-electing holder will be required to treat any gain realized on a sale, exchange or retirement of the Note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the Note during the period the holder held the Note.

        Third, any holder (whether cash or accrual method) of a Short-Term Note can elect to accrue the "acquisition discount", if any, with respect to the Note on a current basis. If such an election is made, the original issue discount rules will not apply to the Note. Acquisition discount is the excess of the remaining redemption amount of the Note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method.

        Finally, the market discount rules will not apply to a Short-Term Note.

        As described above, certain of the Notes may be subject to special redemption features. These features may affect the determination of whether a Note has a maturity of not more than one year and is thus a Short-Term Note. Purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their own tax advisors with respect to such features.

Indexed Notes and Other Notes Providing for Contingent Payments

        The tax treatment of a United States holder of an Indexed Note will depend on factors including the specific Index used to determine the Indexed Principal Amount and/or the Indexed Coupon Amount in respect of such Note and the amount and timing of any noncontingent payments of principal and interest. Tax considerations relevant to holders of Indexed Notes and other Notes providing for contingent payments will be discussed in the applicable Pricing Supplement.

Information Reporting and Backup Withholding

        The Trustee will be required to file information returns with the United States Internal Revenue Service with respect to payments made to certain United States holders of Notes. In addition, certain United States holders may be subject to a 31 percent United States backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Trustee. Persons holding Notes who are not United States holders may be required to comply with applicable certification procedures to establish that they are not United States holders in order to avoid the application of such information reporting requirements and backup withholding tax.

PLAN OF DISTRIBUTION

        Under the terms of an Agency Agreement between the Company and the Agents, the Notes are being offered on a continuous basis by the Company through the Agents (each acting directly or through an affiliate), each of which has agreed to use its reasonable best efforts to solicit offers to purchase Notes. The Company will pay the Agent a commission, in the form of a discount, ranging from .125% to .650%, depending on the term of the Note, of the principal or face amount of each Note sold through such Agent. This commission scale applies to Notes that have a term of between nine months and thirty years (inclusive). The commission applicable to the sale of any Note that has a term of more than thirty years will be determined by the Agent soliciting such sale and the Company at the time of such sale and will be disclosed in the applicable Pricing Supplement. The Company may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal or face amount thereof, less a percentage equal to the commission applicable to an agency sale of a Note having an identical maturity, and may be resold by such

Agent. The Agents may offer the Notes they have purchased as principal to other dealers, subject to the express authorization by the Company in the agreement related to the purchase of such Notes. The Agents may sell such Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. The Company also may sell Notes directly on its own behalf to investors other than the Agents. No commissions will be payable by the Company to any Agent in connection with such sales. The Company will have the sole right to accept offers to purchase Notes and may reject any such offers in whole or in part. Each Agent shall have the right, in the exercise of its reasonable discretion, to reject any offer solicited by it to purchase Notes, in whole or in part.

        Payment of the purchase price of the Notes will be required to be made in funds immediately available in The City of New York.

        The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"). The Company has agreed to indemnify the Agents against, and contribute toward, certain liabilities, including liabilities under the Securities Act. The Company has also agreed to reimburse the Agents for certain expenses.

        The Company has been advised by the Agents that they may from time to time purchase and sell Notes in the secondary market, but that they are not obligated to do so. No assurance can be given that there will be a secondary market for the Notes.

        Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Securities Corporation, Goldman, Sachs & Co., Lehman Brothers, Shearson Lehman Brothers Inc. (including its affiliate Lehman Special Securities Inc.), and Morgan Stanley & Co. Incorporated and their affiliates each engages in transactions with and performs services for the Company and affiliates of the Company in the ordinary course of business.

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P R O S P E C T U S

AB SVENSK EXPORTKREDIT
(SWEDISH EXPORT CREDIT CORPORATION)

Debt Securities, Debt Warrants and Currency Warrants

        Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation), a joint stock company incorporated in the Kingdom of Sweden with limited liability (the "Company"), may offer from time to time its unsecured debt securities consisting of notes, debentures and other evidences of indebtedness (the "Debt Securities") and warrants to purchase debt securities (the "Debt Warrants") and warrants to purchase or sell one currency for another currency, which currencies may be U.S. dollars or one or more other currencies or composite currencies (the "Currency Warrants") having an aggregate initial public offering price or purchase price of up to approximately U.S. $2,706,933,454 or the equivalent thereof in one or more other currencies or composite currencies. The Debt Warrants and the Currency Warrants are herein collectively referred to as the "Warrants", and the Debt Securities and the Warrants are herein collectively referred to as the "Securities". Debt Securities, Debt Warrants and Currency Warrants may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Securities may be sold for, and any principal, premium or interest in respect of Debt Securities may likewise be payable in, U.S. dollars or one or more other currencies or composite currencies. The Securities are not obligations of the Kingdom of Sweden.

        Debt Securities of a series may be issuable in whole or in part in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities (each a "Global Security"). Warrants will be issuable in registered form ("Registered Warrants") and may be issuable in bearer form ("Bearer Warrants"). Bearer Securities and Bearer Warrants will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

        The terms of the Debt Securities and/or Warrants in respect of which this Prospectus is being delivered, including, where applicable, the specific designation, aggregate principal or face amount, initial public offering price or purchase price, authorized denominations, currency of denomination, stated maturity, premium, rate or rates (which may be fixed, variable or zero) and time of payment of any interest, currency or currencies in which payment may be made, terms for redemption at the option of the Company or the holder, terms for sinking fund payments, terms for exercising such Warrants, description of the debt securities or currencies for which each such Warrant is exercisable, and other terms in connection with the offering and sale of such Debt Securities and/or Warrants are set forth in the accompanying prospectus supplement and one or more pricing supplements, if any, thereto (collectively, the "Prospectus Supplement").

        The Company may offer and sell Debt Securities, Debt Warrants and Currency Warrants, separately or together, to or through underwriters, and also may offer and sell Debt Securities, Debt Warrants and Currency Warrants, separately or together, directly to other purchasers or through agents or dealers. The names of any underwriters or agents of the Company involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts to be purchased by any such underwriters and any applicable discounts or commissions are set forth in the Prospectus Supplement.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 15, 1993.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at: 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This Prospectus does not contain all of the information set forth in the Registration Statement (No. 33-63728) on Form F-3 and the exhibits thereto, which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1992 (the "1992 Form 20-F") and the Company's Amended and Restated Report on Form 6-K for the four-month period ended April 30, 1993, as filed with the Commission on July 9, 1993 (the "April 30, 1993 Form 6-K") are incorporated herein by reference and made a part hereof.

        All reports on Form 20-F filed by the Company pursuant to the Exchange Act after the date hereof and prior to the termination of the offering of the Securities, and any report on Form 6-K filed by the Company that so indicates, shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Copies of all documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner, who receives a copy of this Prospectus on the written or oral request of such person made to: Controller, AB Svensk Exportkredit, P.O. Box 16368, S-103 27 Stockholm, Sweden (telephone: 46-8-613-8300).

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

        The Company is a joint stock company incorporated in Sweden, and all of its directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of the assets of the Company and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or the Company upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. The Company has been advised by its Swedish counsel, Advokatfirman Vinge, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. The Company has consented to service of process in The City of New York for claims based upon the Indenture, the Debt Warrant Agreements, the Currency Warrant Agreements (each as defined below) and the Securities, except insofar as such claims are predicated upon the Securities Act.

EXCHANGE RATES

        The Company publishes its financial statements in Swedish kronor ("Skr"). The following table sets forth for the calendar periods indicated certain information concerning the exchange rate for U.S. dollars into Swedish kronor based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York:

Calendar Period	High	Low	Average (1)	Year-End
1993 (through July 9)	7.9775	7.0640	7.5123	N/A
1992	7.1150	5.0885	5.8629	7.0790
1991	6.6280	5.4420	6.0456	5.5550
1990	6.2850	5.5345	5.9106	5.6335
1989	6.8165	6.0960	6.4368	6.2065
1988	6.5695	5.8070	6.1460	6.1310

(1)
The average of the exchange rates on the last day of each month during the year or other relevant period.

(2)
The noon buying rate on July 9, 1993 was Skr 7.9775 per U.S. dollar.

        No representation is made that Swedish kronor amounts have been, could have been or could be converted into U.S. dollars at the foregoing rates on any of the dates indicated.

        References in this Prospectus to "$" or "U.S. dollars" are to the lawful currency of the United States.

THE COMPANY

Introduction

        The Company was founded in 1962 by the Kingdom of Sweden (the "State") and major Swedish banks to cooperate with the Swedish government, governmental agencies and banks in providing financing support for exports of Swedish goods and services. Although the Company provides financing for transactions involving public and private buyers throughout the world, its lending portfolio is largely guaranteed by the State and major Swedish banks. At December 31, 1992, 44% of the Company's lending portfolio was guaranteed by the State or collateralized by securities issued by the State (1991: 45%), 36% consisted of loans made to or guaranteed by commercial banks in Sweden (1991: 40%) and 20% consisted of loans made to or guaranteed or secured by Swedish export companies, international banks, foreign governments within major OECD countries, insurance companies and others (1991: 15%). State guarantees of the Company's loans are provided through the National Debt Office or through the Swedish Export Credits Guarantee Board ("EKN"), an agency whose obligations are backed by the full faith and credit of the State.

        The Company's lending pertains mainly to the export financing of capital goods, contracting assignments and consulting or service work, although lending pertaining to the export financing of raw materials and semi-finished goods also falls within the Company's field of operations, as does the refinancing of export leasing transactions. Direct market investments abroad by Swedish exporters can also be financed. The Company funds its activities primarily by public issues and private placements of debt securities in the international capital markets.

        The Company makes loans under two principal lending systems. Loans on commercial terms at prevailing fixed or floating market rates of interest are made under the "Market Rate System", and loans on State-supported terms at fixed rates of interest that may be lower than prevailing fixed market rates are made under the "State Support System". The State Support System, which is administered on behalf of the State by the Company against compensation, was established by the State in July 1978 and is designed to comply with international agreements among exporting nations that regulate government support of capital goods and services exports, including the establishment of minimum rates of interest. The State Support System also comprises concessionary credits granted under the State's development aid program. Pursuant to agreements between the Company and the State, as long as any loans or borrowings remain outstanding under the State Support System, the interest differential between the lending rates and the costs of funds, all financing costs and any net foreign exchange losses incurred by the Company under the State Support System will be reimbursed by the State.

        Since 1984, the bulk of the Company's new lending activity has shifted from the State Support System to the Market Rate System, due primarily to the availability of lower interest rates and more flexible forms of financing in the Market Rate System. The following table sets forth certain data regarding SEK's loans outstanding and debt outstanding at December 31, 1992 and 1991:

	Year Ended December 31,
	1992	1991
	(In millions of Skr)
Loans outstanding
Market Rate System	36,761	30,182
State Support System	16,031	15,311

Total loans outstanding	52,792	45,493
Debt outstanding
Market Rate System	58,695	57,317
State Support System	15,374	15,356

Total debt outstanding	74,069	72,673

        The address of the Company's principal office is Västra Trädgardsgatan 11 B, Stockholm, Sweden (postal address: P.O. Box 16368, S-103 27 Stockholm, Sweden), and its telephone number is 46-8-613-8300.

Shareholders

        Under the Company's Articles of Association, the share capital of the Company is divided into Class A and Class B shares, each class having equal voting rights. The State owns all of the Class A shares, and seven Swedish commercial banks own all of the Class B shares. In accordance with an agreement among the shareholders of the Company, Class A shares may only be held by the State and Class B shares may only be held by Swedish banking corporations. Under the Articles of Association, holders of Class B shares have a right of first refusal in the event of a proposed transfer of any Class B shares. The following table sets forth the current share ownership of the Company:

	Ownership	Number of Shares
The State	50.00%	350,000	Class A

Skandinaviska Enskilda Banken	18.00%	126,000	Class B
Nordbanken(1)	10.66%	74,620
Svenska Handelsbanken	10.41%	72,870
Gota Bank(2)	4.44%	31,100
Sparbanken Sverige AB (Swedbank)(3)	4.44%	31,100
Föreningsbanken AB(4)	1.72%	12,000
Östgöta Enskilda Bank	0.33%	2,310

	50.00%	350,000	Class B

Total	100.00%	700,000	Shares

(1)
100 per cent of the share capital of Nordbanken is held by the State through a wholly owned joint stock company.

(2)
Since December, 1992, 100% of the share capital of Gota Bank has been held by the State.

(3)
On December 31, 1992, eleven regional former savings banks merged into Sparbankernas Bank, whose domestic name was changed to Sparbanken Sverige AB. The new name was registered by the Swedish Financial Supervisory Authority on January 5, 1993.

(4)
Sveriges Föreningsbank, including all local Föreningsbanker, has been transformed into a joint stock company, Föreningsbanken AB. The new bank was registered by the Swedish Financial Supervisory Authority on December 14, 1992.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges of the Company for the calendar periods indicated below are as follows:

	Four-month period ended April 30,		Year ended December 31,
	1993	1992	1992	1991		1990	1989	1988
Swedish accounting principles(1)	N/A	N/A	1.14	1.15	(2)	1.05	1.04	1.06
U.S. accounting principles	1.14	1.11	1.11	1.11		1.10	1.10	1.11

(1)
The Company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in Sweden, which vary in certain material respects from generally accepted accounting principles in the United States. See Note 1(N) to the consolidated financial statements contained in the 1992 Form 20-F (the "1992 Consolidated Financial Statements") and Note 1(L) to the unaudited consolidated financial statements contained in the April 30, 1993 Form 6-K. Under accounting principles generally accepted in Sweden, the Company does not report profit after taxes (i.e., net profit) on an interim basis; consequently, the Company lacks the basis on which to calculate ratios of earnings to fixed charges for interim periods under Swedish accounting principles.

(2)
Restated to reflect amendments made to Swedish tax legislation in June 1992 with retroactive effect to December 31, 1991. See also Note 18 to the 1992 Consolidated Financial Statements.

        For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of total interest expense plus borrowing costs.

USE OF PROCEEDS

        Except as may be set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the Securities offered hereby are intended to be used for the general business of the Company.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. See "Description of Debt Warrants" and "Description of Currency Warrants" for a description of the Debt Warrants and the Currency Warrants, respectively. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which the following general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

        The Debt Securities will be issued under an Indenture, dated as of August 15, 1991 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement. The statements under this caption include brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Numerical references in parentheses below are to sections of the Indenture. Wherever particular sections of, or defined terms in, the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

General

        The Securities offered by this Prospectus will be limited to an aggregate initial public offering price or purchase price of approximately $2,706,933,454 or the equivalent thereof in one or more other currencies or composite currencies, including European Currency Units ("ECU"). The Indenture provides that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. The Debt Securities of a series may be originally issued all at one time or from time to time and, unless otherwise provided, any Outstanding series of Debt Securities may be "reopened" from time to time to allow the issuance of additional Debt Securities of such series. (Section 301)

        The Indenture does not contain any covenants or provisions that would afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

        The Debt Securities will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Company. (Section 1011)

        Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the terms of such Debt Securities, including, where applicable: (i) the designation and maximum aggregate principal or face amount, if any, of such Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal or face amount thereof) at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature; (iv) the currency or currencies in which such Debt Securities are being sold and in which any principal, premium or interest in respect of such Debt Securities will be payable, and whether the Holder of any such Debt Security may elect the currency in which such payments are to be made and, if so, the manner of such election; (v) the rate or rates (which may be fixed, variable or zero) at which such Debt Securities will bear interest, if any; (vi) the date or dates from which any interest on such Debt Securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence; (vii) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise; (ix) whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, and the terms relating to the exchange of any such Bearer Securities; (x) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depository for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Debt Securities represented thereby; (xi) whether any such Debt Securities are to be issued as Indexed Securities and, if so, the manner in which the principal thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof; (xii) whether any such Debt Securities are to be issued as Discount Securities and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the Maturity thereof in respect of the occurrence of an Event of Default and the continuation thereof; (xiii) any additional restrictive covenants or Events of Default provided with respect to such Debt Securities; (xiv) the terms of any Warrants offered together with such Debt Securities; and (xv) any other terms of such Debt Securities. (Section 301)

        Debt Securities may be issuable as Registered Securities, Bearer Securities or both. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities". The particular terms of any Bearer Securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, will be set forth in the applicable Prospectus Supplement.

        If any principal, premium or interest in respect of Debt Securities of any series is payable in a currency other than U.S. dollars or in a composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

        "Discount Security" means any Debt Security (other than a Principal Indexed Security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof in respect of the occurrence of an Event of Default and the continuation thereof. (Section 101) Federal income tax consequences and other special considerations applicable to any Discount Securities will be described in the Prospectus Supplement relating thereto.

        Unless otherwise specified in the applicable Prospectus Supplement, "Indexed Security" means any Debt Security that provides that the amount of principal (a "Principal Indexed Security") or interest, or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) Federal income tax consequences and other special considerations with respect to any Indexed Securities will be described in the Prospectus Supplement relating thereto.

        Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal or face amount of the Outstanding Debt Securities of the series to be represented by such Global Security or Securities. (Sections 302 and 303)

Exchanges and Transfers

        At the option of the Holder thereof upon request confirmed in writing, and subject to the terms of the Indenture, Registered Securities of any series (other than a Global Security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of Registered Securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable Prospectus or Pricing Supplement). Registered Securities may be presented for exchange, and Registered Securities (other than a Global Security, except as provided below) may be presented for transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or any transfer agent or other agency designated by the Company for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent or other agency, as the case may be, and the Company being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee as the initial Security Registrar. (Section 305)

        In the event of any redemption in part of the Registered Securities of any series, the Company shall not be required (i) during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any Registered Security of such series having the same original issue date and terms as the Registered Securities called for redemption, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part. (Section 305)

Global Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. (Sections 303 and 305)

        The specific terms of the depository arrangement with respect to the Debt Securities of any series will be described in the Prospectus Supplement relating to such series. The Company anticipates that provisions similar to the following will apply to such depository arrangements.

        Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of Principal Indexed Securities, face amounts) of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository ("participants"). The accounts to be credited shall be designated by the underwriters or agents with respect to such Debt Securities, or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as the Depository for a Global Security, or its nominee, is the owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such individual Debt Securities and will not be considered the owners or Holders thereof under the Indenture. (Section 305)

        Subject to any restrictions that may be set forth in the applicable Prospectus Supplement, any principal, premium or interest payable in respect of Debt Securities registered in the name of or held by a Depository or its nominee will be paid to the Depository or its nominee, as the case may be, as the registered owner or Holder of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security representing such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

        The Company expects that the Depository for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security may be subject to restrictions, which will be described in the applicable Prospectus Supplement.

        If the Depository for Debt Securities of a series is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within ninety days, the Company will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine that Debt Securities of a series issued in whole or in part in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global

Security or Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in aggregate principal amount (or in the case of any Principal Indexed Securities, face amount) to such beneficial interest and, if the Debt Securities of such series are issuable as Registered Securities, to have such Debt Securities registered in its name. If the Debt Securities of such series are issuable as Registered Securities, individual Debt Securities of such series issued as described in the foregoing sentence will be issued as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

        Payment of any principal or premium in respect of Registered Securities will be made against surrender of such Registered Securities at the office of the Trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any instalment of interest on any Registered Security will be made to the Person in whose name such Registered Security is registered (which, in the case of a Global Security, will be the Depository or its nominee) at the close of business on the Regular Record Date for such interest payment; provided, however, that interest payable at Maturity will be paid to the Person to whom any principal is paid. Unless otherwise specified in the applicable Prospectus Supplement, payments in respect of Registered Securities will be made in the currency designated for payment at the office of such Paying Agent or Paying Agents as the Company may appoint from time to time, except that any such payment may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, by wire transfer to an account designated by such Person or by any other means acceptable to the Trustee and specified in the applicable Prospectus Supplement. (Section 307)

        Unless otherwise specified in the applicable Prospectus Supplement, the office of the Trustee or its designee in the Borough of Manhattan, The City of New York, will be appointed as the Company's sole Paying Agent for payments in respect of the Debt Securities of any series that are issuable solely as Registered Securities. Any other Paying Agent in the United States initially appointed by the Company for the Debt Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or terminate the appointment of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will maintain at least one Paying Agent in the Borough of Manhattan, The City of New York, for payments in respect of Registered Securities. (Section 1002)

        Any payment required to be made in respect of a Debt Security at any Place of Payment on a date that is not a Business Day need not be made at such Place of Payment on such date, but may be made on the first succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113) Unless otherwise specified in the applicable Prospectus Supplement, "Business Day" means, with respect to any Place of Payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such Place of Payment or other location are generally open for business. (Section 101)

        All moneys paid by the Company to a Paying Agent for the payment of any principal, premium or interest in respect of any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 1003)

        Any principal, premium or interest in respect of any Debt Security will be payable without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such Debt Security or the Holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable Prospectus Supplement, if the Company is required by law to make any such deduction or withholding, it will pay such additional amounts as may be necessary so that every net payment in respect of such Debt Security paid to the Holder thereof will not be less than the amount provided for in such Debt Security and in the Indenture to be then due and payable; provided that such Holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such Debt Security or his receiving payment in respect thereof; and provided further that no such additional amount will be paid (a) with respect to any Debt Security if the Holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or (b) with respect to any Bearer Security presented for payment more than 30 days after the later of (i) the date on which the payment of principal, premium or interest relating to such additional amount first becomes due and (ii) if the Company fails to provide for such payment of principal, premium or interest on or prior to such due date, the date on which such payment has been duly provided for, except to the extent that the Holder thereof would have been entitled to such additional amount on presenting such Bearer Security for payment on such thirtieth day. (Section 1007)

Negative Pledge

        So long as any Debt Securities are Outstanding, the Company will not and will not permit any Subsidiary to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any present or future revenues or assets of the Company or any Subsidiary (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by the Company or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the Debt Securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

        The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, and may not permit any Person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) in the event that the Company consolidates with or merges into, or conveys, transfers or leases its properties and assets substantially as an entirety to, any Person, such Person is a corporation organized and existing under the laws of Sweden and such Person expressly assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing and (iii) certain other conditions are met. (Section 801)

Modification of the Indenture

        The Indenture permits the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities affected thereby, to execute a supplemental indenture modifying the Indenture or the rights of the Holders of such Debt Securities; provided that no such modification shall, without the consent of the Holder of each Debt Security affected thereby, (i) change the Stated Maturity of any principal or interest in respect of any Debt Security, or reduce the principal amount (or, in the case of any Principal Indexed Security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any Indexed

Security is determined, or change any Place of Payment or change the coin or currency in which a Debt Security or coupon is payable or affect the right of any Holder to institute suit for the enforcement of payment in accordance with the foregoing, or (ii) reduce the aforesaid percentage of principal amount (or, in the case of any Principal Indexed Security, face amount) of Debt Securities, the consent of the Holders of which is required for any such modification. (Section 902)

        The provisions contained in the Indenture for convening meetings of the Holders of all or a portion of the Debt Securities of a series issuable in whole or in part as Bearer Securities will be described in the Prospectus Supplement relating thereto.

Events of Default

        The Indenture provides that the following shall constitute Events of Default with respect to the Debt Securities of any series: (i) default for 30 days in the payment of any interest on any Debt Security of such series when due; (ii) default for 15 days in the payment of any principal or premium in respect of any Debt Security of such series when due; (iii) default for 15 days in the deposit of any sinking fund payment in respect of any Debt Security of such series when due; (iv) default in the performance of any other covenant in the Indenture (other than a covenant expressly included in the Indenture solely for the benefit of Debt Securities of a series other than such series), continued for 30 days after written notice thereof by the Trustee or the Holders of 25% in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series; (v) default resulting in the acceleration of the maturity of any other indebtedness of the Company for borrowed money having an aggregate principal or face amount in excess of $10,000,000; and (vi) certain events of bankruptcy, insolvency or reorganization. (Section 501) The Company is required to file with the Trustee annually a certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether the Company has complied with all conditions and covenants under the Indenture. (Section 1008)

        The Indenture provides that if an Event of Default with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of 25% in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series may declare the principal amount (or, in the case of any Discount Securities or Indexed Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such Debt Securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the Holders of a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series may, on behalf of the Holders of all such Debt Securities, waive any past default or Event of Default, except, inter alia, a default not theretofore cured in payment of any principal, premium or interest in respect of the Debt Securities of such series. (Sections 502 and 513)

        The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series before proceeding to exercise any right or power under the Indenture with respect to such series at the request of such Holders. (Section 603) The Indenture provides that no Holder of any Debt Security of any series may institute any proceeding, judicial or otherwise, to enforce the Indenture except in the case of failure of the Trustee, for 60 days, to act after the Trustee is given notice of default, a request to enforce the Indenture by the Holders of not less than 25% in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the then Outstanding Debt Securities of such series and an offer of reasonable indemnity to such Trustee. (Section 507) This provision will not prevent any Holder of Debt Securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates therefor. (Section 508) The Holders of a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or which would be unjustly prejudicial to Holders not joining therein. (Section 512)

        The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series known to the Trustee, give to the Holders of Debt Securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any Debt Securities, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the Holders of such Debt Securities. (Section 602)

Defeasance

        If so specified in the Prospectus Supplement relating to the Debt Securities of any series, the Company may terminate certain of its obligations under the Indenture with respect to all or a portion of such Debt Securities, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or Government Obligations sufficient to pay any principal, premium or interest in respect of such Debt Securities to Stated Maturity. Such deposit and termination is conditioned upon the Company's delivery of (i) an opinion of independent United States tax counsel that the Holders of such Debt Securities will have no United States federal income tax consequences as a result of such deposit and termination and (ii) if such Debt Securities are then listed on any national securities exchange, an opinion of counsel that such Debt Securities will not be delisted as a result of the exercise of this option. Such termination will not relieve the Company of its obligation to pay when due any principal, premium or interest in respect of such Debt Securities if such Debt Securities are not paid from the money or Government Obligations held by the Trustee for the payment thereof. (Section 1301)

Optional Redemption Due to
Change in Swedish Tax Treatment

        In addition to any redemption provisions that may be specified in the Prospectus Supplement relating to the Debt Securities of any series, if, at any time subsequent to the issuance of Debt Securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which the Company shall become obligated under the Indenture to pay any additional amount in respect of any Debt Security of such series (the determination as to whether payment of such additional amount would be required on account of such Debt Security being made by the Company on the basis of the evidence in its possession in respect of the Interest Payment Date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if the Company so elects, those to become effective on or before the first succeeding Interest Payment Date or other payment date), then the Company shall have the option to redeem such Debt Security and all other Debt Securities of such series having the same original issue date and terms as such Debt Security, as a whole, at any time (except that Debt Securities that bear interest at a floating rate shall only be redeemable on an Interest Payment Date therefor) at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Redemption Date (except in the case of Discount Securities and Indexed Securities, which may be redeemed at the Redemption Price specified therein); provided, however, that at the time notice of any such redemption is given, such obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

        The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to the authorization and execution by the Company of the Indenture and the Debt Securities and, if the Debt Securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

        The Company has irrevocably designated the Swedish Consulate-General in The City of New York as its authorized agent under the Indenture for service of process in any legal action or proceeding arising out of or relating to the Indenture or the Debt Securities brought in any Federal or State court in The City of New York, and has irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. Such designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act. (Section 115)

Other Relationships with the Trustee

        The Company maintains banking relationships in the ordinary course of business with the Trustee.

DESCRIPTION OF DEBT WARRANTS

        The following description of the terms of the Debt Warrants sets forth certain general terms and provisions of the Debt Warrants to which any Prospectus Supplement may relate. The particular terms of the Debt Warrants offered by any Prospectus Supplement and the extent, if any, to which the following general terms and provisions may apply to the Debt Warrants so offered will be described in the Prospectus Supplement relating to such Debt Warrants.

        Debt Warrants may be offered independently or together with Debt Securities or Currency Warrants and may be attached to or be separate from such Debt Securities. Debt Warrants having the same terms will be issued under a warrant agreement (a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company as warrant agent (the "Debt Warrant Agent"), all as described in the Prospectus Supplement relating to such Debt Warrants. Each Debt Warrant Agent will act solely as an agent of the Company in connection with the certificates (the "Debt Warrant Certificates") evidencing the Debt Warrants under the applicable Debt Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Debt Warrant Certificates or beneficial owners of such Debt Warrants. Copies of the forms of Debt Warrant Agreements, including the forms of Debt Warrant Certificates, are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Debt Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Debt Warrant Agreement and any Debt Warrant Certificate relating to such Debt Warrants.

General

        Reference is made to the Prospectus Supplement relating to the particular Debt Warrants offered thereby for the terms of such Debt Warrants, including, where applicable: (i) the offering price; (ii) the currency or currencies in which such Debt Warrants may be purchased; (iii) the designation, aggregate principal or face amount, currency or currencies, denominations and terms of the debt securities purchasable upon exercise of such Debt Warrants; (iv) the designation and terms of the Debt Securities, if any, with which such Debt Warrants are being offered and the number of such Debt Warrants being offered with each such Debt Security; (v) the date on and after which such Debt Warrants and any related Debt Securities will be separately transferable; (vi) the principal or face amount of the debt securities purchasable upon exercise of each such Debt Warrant and the price (or formula for determining the price) at which, and the currency or currencies in which, such principal or face amount of debt securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire (the "Expiration Date"); (viii) whether such Debt Warrants are to be issuable in bearer form ("Bearer Debt Warrants") and the terms upon which any Bearer Debt Warrants of such series may be exchanged for Debt Warrants of such series in registered form ("Registered Debt Warrants"); (ix) any special United States federal income tax considerations or Swedish tax considerations; and (x) any other terms of such Debt Warrants.

        Debt Warrants will be issuable as Registered Debt Warrants and may be issuable as Bearer Debt Warrants. The particular terms of any Bearer Debt Warrants, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations or Swedish tax considerations in respect thereof, will be set forth in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of any principal, premium or interest in respect of such debt securities or to enforce any of the covenants in the indenture or other instrument defining the rights of holders of such debt securities.

Exercise of Debt Warrants

        Each Debt Warrant will entitle the holder thereof to purchase such principal or face amount of debt securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Debt Warrant. Debt Warrants may be exercised at any time up to 5:00 P.M., New York City time, on the Expiration Date set forth in the Prospectus Supplement relating to such Debt Warrants. After the close of business on the Expiration Date relating to such Debt Warrants (or such later date to which such Expiration Date may be extended by the Company), any of such Debt Warrants remaining unexercised shall be void.

        Debt Warrants may be exercised by delivery to the appropriate Debt Warrant Agent of payment of the amount required, as provided in the Prospectus Supplement relating to such Debt Warrants, to purchase the debt securities purchasable upon such exercise, together with certain information set forth on the reverse side of the Debt Warrant Certificate or Debt Warrant Certificates evidencing such Debt Warrants and, in the case of Bearer Debt Warrants, compliance with the procedures specified in the applicable Prospectus Supplement. Such Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent within five business days of such Debt Warrant Certificate or Debt Warrant Certificates. Upon receipt of such payment and such Debt Warrant Certificate or Debt Warrant Certificates properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or at any other office indicated in the Prospectus Supplement relating to such Debt Warrants, the Company will, as soon as practicable, deliver the debt securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate or Debt Warrant Certificates are exercised, a new Debt Warrant Certificate or new Debt Warrant Certificates will be issued for the remaining amount of Debt Warrants.

DESCRIPTION OF CURRENCY WARRANTS

        The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of the Currency Warrants to which any Prospectus Supplement may relate. The particular terms of the Currency Warrants offered by any Prospectus Supplement and the extent, if any, to which the following general terms and provisions may apply to the Currency Warrants so offered will be described in the Prospectus Supplement relating to such Currency Warrants.

        Currency Warrants may be offered independently or together with Debt Securities or Debt Warrants. Currency Warrants having the same terms will be issued under a warrant agreement (a "Currency Warrant Agreement") to be entered into between the Company and a bank or trust company as warrant agent (the "Currency Warrant Agent"), all as described in the Prospectus Supplement relating to such Currency Warrants. Each Currency Warrant Agent will act solely as the agent of the Company in connection with the certificates (the "Currency Warrant Certificates") evidencing the Currency Warrants under the applicable Currency Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Currency Warrant Certificates or beneficial owners of such Currency Warrants. A copy of the form of Currency Warrant Agreement, including the form of Currency Warrant Certificate, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Currency Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreement and any Currency Warrant Certificate relating to such Currency Warrants.

General

        Each Currency Warrant will entitle the holder thereof to receive from the Company upon exercise thereof the cash value (the "Cash Settlement Value") of the right to sell, in the case of a put warrant (a "Currency Put Warrant"), or purchase, in the case of a call warrant (a "Currency Call Warrant"), a specified amount of one currency (the "Second Currency") at a specified strike price denominated in units of the Second Currency per unit of another currency (the "Base Currency"). The strike price may either be a fixed amount or an amount that varies during the term of the Currency Warrants. In addition, certain Currency Warrants will, if so specified in the applicable Prospectus Supplement, entitle the holder thereof to receive from the Company, upon automatic exercise, including at expiration, an amount equal to the greater of the applicable Cash Settlement Value and a specified sum or range of sums payable in certain circumstances upon exercise of such Currency Warrants (the "Minimum Expiration Value"). Unless otherwise specified in the applicable Prospectus Supplement, the Base Currency of the Currency Warrants will be, and the Cash Settlement Value (and, if applicable, the Minimum Expiration Value) of the Currency Warrants will be payable in, U.S. dollars. The Currency Warrants will not have a Minimum Expiration Value unless so specified in the applicable Prospectus Supplement.

        Unless otherwise specified in the applicable Prospectus Supplement, the Cash Settlement Value of a Currency Put Warrant as of an exercise date will be the U.S. dollar equivalent of an amount in units of the Base Currency equal to the greater of (i) zero and (ii) an amount equal to (A) a nominal amount of the Base Currency specified in the applicable Prospectus Supplement (the "Base Currency Constant") minus (B) the product of (1) the Base Currency Constant times (2) a fraction the numerator of which is the strike price of the Currency Put Warrant specified in the applicable Prospectus Supplement and the denominator of which is the spot exchange rate of the Second Currency per unit of Base Currency on the exercise date.

        Unless otherwise specified in the applicable Prospectus Supplement, the Cash Settlement Value of a Currency Call Warrant as of an exercise date will be the U.S. dollar equivalent of an amount in units of the Base Currency equal to the greater of (i) zero and (ii) an amount equal to (A) the product of (1) the Base Currency Constant times (2) a fraction the numerator of which is the strike price of the Currency Call Warrant specified in the applicable Prospectus Supplement and the denominator of which is the spot exchange rate of the Second Currency per unit of Base Currency on the exercise date minus(B) the Base Currency Constant.

        Reference is made to the Prospectus Supplement relating to the particular Currency Warrants offered thereby for the terms of such Currency Warrants, including, where applicable: (i) the aggregate amount of such Currency Warrants; (ii) the offering price of such Currency Warrants; (iii) the Base Currency and the Second Currency, which currencies may be the U.S. dollar or other currencies, including composite currencies, and exchange rate data and other information regarding such currencies; (iv) whether such Currency Warrants are Currency Put Warrants or Currency Call Warrants; (v) the date on which the right to exercise such Currency Warrants commences and the date on which such right expires; (vi) the manner in which such Currency Warrants may be exercised; (vii) the minimum number, if any, of such Currency Warrants exercisable at any one time and any other restrictions on exercise; (viii) the method of determining the amount payable in connection with the exercise of such Currency Warrants, including the strike price or range of strike prices of such Currency Warrants, the method of determining the spot exchange rate of the Second Currency per unit of Base Currency in connection with the exercise of such Currency Warrants, the Base Currency Constant for such Currency Warrants and any Minimum Expiration Value applicable to such Currency Warrants; (ix) the securities exchange or exchanges on which such Currency Warrants will be listed; (x) whether such Currency Warrants are to be issuable in bearer form ("Bearer Currency Warrants") and the terms on which any such Bearer Currency Warrants may be exchanged for such Currency Warrants in registered form ("Registered Currency Warrants"); (xi) the place or places at which payment of the Cash Settlement Value and Minimum Expiration Value, if any, of such Currency Warrants is to be made by the Company, if applicable; and (xii) any other terms of such Currency Warrants.

        Any special considerations or risk factors relating to particular Currency Warrants will be described in the applicable Prospectus Supplement.

        Currency Warrants will be issuable as Registered Currency Warrants and may be issuable as Bearer Currency Warrants. The particular terms of any Bearer Currency Warrants, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, will be set forth in the applicable Prospectus Supplement.

Listing

        Currency Warrants having the same terms will be listed on one or more securities exchanges identified in the applicable Prospectus Supplement. It is expected that any such exchange will cease trading such Currency Warrants as of the close of business on the related expiration date of such Currency Warrants. In the event that such Currency Warrants are delisted from, or permanently suspended from trading on, any such exchange, and prior to such delisting or suspension such Currency Warrants shall not have been listed on another securities exchange, such Currency Warrants will expire on the date on which such delisting or trading suspension becomes effective. Currency Warrants not previously exercised will be deemed automatically exercised on such date. The Company will notify holders of such Currency Warrants as soon as practicable of such delisting or trading suspension. The Company will covenant in the applicable Currency Warrant Agreement that the Company will not seek delisting of such Currency Warrants or suspension of their trading on any such exchange unless prior to such delisting or suspension such Currency Warrants shall have been listed on another national securities exchange.

SWEDISH TAXATION

        Advokatfirman Vinge, Swedish counsel to the Company, are of the opinion that, under Swedish law as presently in effect, payments of any principal, premium or interest to the Holder of any Debt Security will not be subject to Swedish income tax, provided, that such Holder is neither a citizen nor a resident of Sweden nor engaged in trade or business in Sweden; nor will the Debt Securities or any Holder thereof be subject to Swedish inheritance tax, provided, that such Holder is not a resident of Sweden at the time of his death, nor at the time of his death a Swedish citizen nor married to a Swedish citizen if such Holder was a resident of Sweden within the preceding ten years, and the Debt Securities are not held as assets used in a trade or business in Sweden. Swedish law, as presently in effect, does not provide for deduction or withholding for or on account of taxes on payments of any principal, premium or interest to the Holder of any Debt Security, except on payment of interest to the holder who is an individual or an estate of a deceased individual with tax residence in Sweden.

        Reference is made to the applicable Prospectus Supplement for a description of the Swedish tax considerations relevant to any issuance of Warrants and for a description of any special Swedish tax considerations relevant to a particular series of Debt Securities.

UNITED STATES TAXATION

        Interest on the Debt Securities will not be exempt from United States taxation generally. In the opinion of Cleary, Gottlieb, Steen & Hamilton, United States tax counsel to the Company, under United States federal income tax law as currently in effect, holders of Debt Securities that are not United States persons will not be subject to United States federal income taxes, including withholding taxes, on payments of interest on the Debt Securities so long as the requirements described in the second succeeding paragraph are satisfied, unless:

          (i)    the holder is an insurance company carrying on a United States insurance business, within the meaning of the United States Internal Revenue Code of 1986, to which the interest is attributable, or

          (ii)    the holder has an office or other fixed place of business in the United States to which the interest is attributable and the interest either (a) is derived in the active conduct of a banking, financing or similar business within the United States or (b) is received by a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

        The gain realized on any sale or exchange of the Debt Securities by a holder that is not a United States person will not be subject to United States federal income tax, including withholding tax, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States.

        The Trustee will be required to file information returns with the United States Internal Revenue Service with respect to payments made to certain United States persons on Debt Securities. In addition, certain United States persons may be subject to a 31% United States backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Trustee and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of Debt Securities. Persons holding Debt Securities who are not United States persons may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding tax with respect to payments made in the United States.

        A Debt Security held by an individual holder who at the time of death is a nonresident alien will not be subject to United States federal estate tax.

        As used herein, the term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and the term "United States" means the United States of America (including the States and the District of Columbia), its possessions, its territories and other areas subject to its jurisdiction.

        Reference is made to the applicable Prospectus Supplement for a description of the United States federal income tax considerations relevant to any issuance of Warrants and for a description of special United States federal income tax considerations relevant to a particular series of Debt Securities.

PLAN OF DISTRIBUTION

        The Company may sell Debt Securities, Debt Warrants and Currency Warrants, separately or together, in any of three ways: (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers. Any such Debt Securities or Warrants may be offered and sold upon their original issuance or, as described below, in connection with a remarketing. The Prospectus Supplement with respect to a particular offering of Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Securities may be listed and any restrictions on the sale and delivery of Bearer Securities in the United States or to United States persons.

        If so indicated in the applicable Prospectus Supplement, Debt Securities, Debt Warrants and Currency Warrants also may be offered and sold, separately or together, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, in the open market or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in such Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities or Warrants remarketed thereby.

        If underwriters are used in a sale, the Securities involved in such sale will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without an underwriting syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The Company also may offer and sell Securities in exchange for one or more of its outstanding issues of debt or warrant debt securities or convertible debt securities.

        Only underwriters named in a Prospectus Supplement will be deemed by the Company to be underwriters in connection with the Securities described therein. Firms not so named will have no direct or indirect participation in the underwriting of such Securities, although such a firm may participate in the distribution of such Securities under circumstances entitling it to a dealer's commission. It is anticipated that any underwriting agreement pertaining to any such Securities will (i) entitle the underwriters to indemnification by the Company against certain civil liabilities under the Securities Act or to contribution with respect to payments that the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters generally will be obligated to purchase all such Securities if any are purchased.

        Securities also may be offered directly by the Company or through agents designated by the Company from time to time. Any such agent will be named in, and the terms of any such agency (including commissions, if any, payable by the Company to any such agent) will be set forth in, the Prospectus Supplement relating to such Securities. Unless otherwise indicated in such Prospectus Supplement, any such agent will act on a reasonable best-efforts basis for the period of its appointment. Agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act or to contribution with respect to payments that the agents may be required to make in respect thereof.

        If so indicated in a Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain specified entities to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such Prospectus Supplement. Such Prospectus Supplement will set forth the commissions payable for solicitations of such contracts.

        The Company and any underwriters and agents may from time to time purchase and sell Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for any of the Securities or that there will be liquidity in such a secondary market if one develops. From time to time, underwriters and agents may make a market in Securities.

        Each underwriter, dealer, agent and remarketing firm participating in the distribution of any Bearer Securities or, if the Company is selling any Bearer Securities directly, the Company, will agree that it will not offer, sell, resell or deliver, directly or indirectly, Bearer Securities to any person inside the United States or to United States persons (other than qualifying financial institutions), in connection with the original issuance of such Bearer Securities.

        Restrictions applicable to sales of any Securities in jurisdictions other than the United States will be set forth in the Prospectus Supplement relating to such Securities.

        Certain of the underwriters, agents and remarketing firms and their associates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

EXCHANGE CONTROLS AND OTHER LIMITATIONS
AFFECTING SECURITY HOLDERS

        No approvals are necessary under Swedish law to enable the Company, at the times and in the manner provided or to be provided in the Securities, the Indenture, any Debt Warrant Agreement or any Currency Warrant Agreement, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any Debt Securities.

        Under Swedish law and the Company's Articles of Association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the Securities.

LEGAL OPINIONS

        Certain legal matters in connection with the Securities to be offered hereby will be passed upon for the Company by Advokatfirman Vinge, Stockholm, Sweden, and for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York, who will rely upon the opinion of Advokatfirman Vinge as to all matters of Swedish law. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as United States counsel to the Company.

EXPERTS

        The financial statements of the Company contained in the 1992 Form 20-F and incorporated by reference in this Prospectus and the Registration Statement have been examined by KPMG Bohlins AB, independent auditors. The aforementioned financial statements have been so incorporated herein in reliance on the report of such independent auditors given on their authority as experts in auditing and accounting.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this pricing supplement. You must not rely on any unauthorized information or representations. This pricing supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement is current only as of its date.

$42,740,000

AB SVENSK
EXPORTKREDIT
(Swedish Export
Credit Corporation)

95% Principal Protected
Zero-Coupon
GSNE-ER Indexed Notes
Due August 6, 2007

Goldman, Sachs & Co.

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INCORPORATION OF INFORMATION WE FILE WITH THE SEC
PRICING SUPPLEMENT SUMMARY
RISK FACTORS
DESCRIPTION OF THE NOTES
THE COMMODITY MARKETS
THE GSNE-ER
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
CURRENCY EXCHANGE INFORMATION
DESCRIPTION OF NOTES
RISKS ASSOCIATED WITH FOREIGN CURRENCY NOTES AND INDEXED NOTES
UNITED STATES TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
AVAILABLE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS
EXCHANGE RATES
THE COMPANY
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF DEBT WARRANTS
DESCRIPTION OF CURRENCY WARRANTS
SWEDISH TAXATION
UNITED STATES TAXATION
PLAN OF DISTRIBUTION
EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS
LEGAL OPINIONS
EXPERTS
TABLE OF CONTENTS